Exhibit 10.88
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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            HEADWATERS INCORPORATED,

                             ACM BLOCK & BRICK, LP,

                                       AND

                       SOUTHWEST CONCRETE PRODUCTS, L.P.,

                                  JUNE 17, 2004



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                                TABLE OF CONTENTS

                                                                          Page
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ARTICLE 1             SALE OF ASSETS........................................1

         Section 1.1.      Assets to be Sold................................1
         Section 1.2.      Excluded Assets..................................2

ARTICLE 2             ASSUMPTION OF LIABILITIES.............................3

         Section 2.1.      Liabilities Assumed by Buyer.....................3
         Section 2.2.      Liabilities Not Assumed by Buyer.................3

ARTICLE 3             PURCHASE PRICE AND PAYMENT............................4

         Section 3.1.      Purchase Price...................................4
         Section 3.2.      Earn-Out Consideration...........................4
         Section 3.3.      Payment of Purchase Price........................4
         Section 3.4.      EBITDA Calculations..............................5
         Section 3.5.      Purchase Price Allocation........................6

ARTICLE 4             CLOSING...............................................6

         Section 4.1.      Closing..........................................6

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF SELLER..............6

         Section 5.1.      Organization and Qualification...................6
         Section 5.2.      Authorization and Noncontravention...............7
         Section 5.3.      Certificate of Limited Partnership and
                             Partnership Agreement..........................7
         Section 5.4       Financial Statements.............................7
         Section 5.5       Employees........................................8
         Section 5.6       Absence of Certain Changes.......................9
         Section 5.7       Contracts........................................9
         Section 5.8       Government Contracts............................10
         Section 5.9       Title and Related Matters.......................11
         Section 5.10      Litigation......................................11
         Section 5.11      Tax Matters.....................................11
         Section 5.12      Compliance with Law and Certifications..........12
         Section 5.13      ERISA and Related Matters.......................12
         Section 5.14      Intellectual Property...........................14
         Section 5.15      Customer Warranties.............................16
         Section 5.16      Products Liability..............................16
         Section 5.17      Environmental Matters...........................16
         Section 5.18      Capital Expenditures and Investments............18
         Section 5.19      Dealings with Affiliates........................18

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         Section 5.20      Insurance.......................................18
         Section 5.21      Accounts Receivable; Inventories................18
         Section 5.22      Brokerage.......................................19
         Section 5.23      Customers and Suppliers.........................19
         Section 5.24      Permits.........................................19
         Section 5.25      Utilities.......................................19
         Section 5.26      Improper and Other Payments.....................19
         Section 5.27      Projections.....................................20
         Section 5.28      Entire Investment in the Business; No Other
                             Business......................................20
         Section 5.29      Operations of Sellers...........................20
         Section 5.30      Tangible Property...............................20
         Section 5.31      Real Property...................................21
         Section 5.32      Bank Accounts; Lockboxes........................22
         Section 5.33      Disclosure......................................22
         Section 5.34      Disclaimer......................................22

ARTICLE 6             REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT...22

         Section 6.1.      Corporate and Partnership Organization, Etc.....23
         Section 6.2       Authorization, Etc..............................23
         Section 6.3       No Violation....................................23

ARTICLE 7             OTHER AGREEMENTS.....................................23

         Section 7.1       Deliveries After Closing........................23
         Section 7.2       Confidentiality.................................23
         Section 7.3       Public Announcements............................24
         Section 7.4       Tax Cooperation.................................24
         Section 7.5       Liability for Taxes.............................25
         Section 7.6       Name Change.....................................25
         Section 7.7       Rights to Refunds...............................26
         Section 7.8       Mail Received After Closing.....................26
         Section 7.9       Prorations......................................26
         Section 7.10      Post-Closing Operation of Business..............26

ARTICLE 8             INDEMNIFICATION......................................26

         Section 8.1       Survival........................................26
         Section 8.2       Limitations.....................................27
         Section 8.3       Indemnification by Seller.......................27
         Section 8.4       Indemnification by Buyer and Parent.............28
         Section 8.5       Third-Party Claims..............................28
         Section 8.6       Recourse for Certain Seller Indemnification
                             Obligations; Purchase Price Adjustment........29

ARTICLE 9.            MISCELLANEOUS PROVISIONS.............................30

         Section 9.1       Amendment and Modification......................30

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         Section 9.2       Waiver of Compliance; Consents..................30
         Section 9.3       Certain Definitions.............................30
         Section 9.4       Notices.........................................37
         Section 9.5       Assignment......................................38
         Section 9.6       Governing Law...................................39
         Section 9.7       Counterparts....................................39
         Section 9.8       Headings........................................39
         Section 9.9       Entire Agreement................................39
         Section 9.10      Injunctive Relief...............................39
         Section 9.11      Delays or Omissions.............................39
         Section 9.12      Severability....................................39
         Section 9.13      Expenses........................................40
         Section 9.14      No Third Party Beneficiaries....................40
         Section 9.15      Schedules.......................................40
         Section 9.16      No Strict Construction..........................40
         Section 9.17      Interpretation..................................40
         Section 9.18      Waiver of Jury Trial............................40
         Section 9.19      CONSENT TO JURISDICTION; SERVICE OF PROCESS.....41
         Section 9.20      EXPRESS NEGLIGENCE..............................41

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                                    Schedules
Schedule                                                       Responsibility
--------                                                   ---------------------
                                                           ("Seller" or "Buyer")

1.1(d)            Contracts....................................     Seller
1.1(g)            Motor Vehicles...............................     Seller
1.1(i)            Owned Real Property..........................     Seller
1.1(j)            Bank Accounts; Lockboxes.....................     Seller
1.2(a)            Bosnia Assets................................     Seller
1.2(f)            Notes Receivable.............................     Seller
5.2(b)            Authorization and Noncontravention...........     Seller
5.4(a)            Financial Statements.........................     Seller
5.4(c)            Indebtedness.................................     Seller
5.4(d)            Guarantees...................................     Seller
5.5               Employees....................................     Seller
5.6               Absence of Certain Changes...................     Seller
5.7(a)            Other Contracts..............................     Seller
5.7(b)            Breaches.....................................     Seller
5.7(d)            Outstanding Bids or Proposals................     Seller
5.7(d)            Government Contracts.........................     Seller
5.9(a)            Title and Related Matters....................     Seller
5.9(c)            Contracts of Sale or Lease...................     Seller
5.10              Litigation...................................     Seller
5.11(a)           Tax Returns..................................     Seller
5.11(b)           Tax Claims...................................     Seller
5.12(a)           Compliance with Laws.........................     Seller
5.13(a)           ERISA Matters................................     Seller
5.13(f)           Employee Leasing Company Benefit Plans.......     Seller
5.14(a)           Intellectual Property........................     Seller
5.14(b)           Licenses.....................................     Seller
5.14(c)           Liens on Intellectual Property...............     Seller
5.14(d)           Claims.......................................     Seller
5.14(e)           Infringement Matters.........................     Seller
5.14(f)           Other Claims.................................     Seller
5.14(g)           Contested Proceedings........................     Seller
5.15              Warranties...................................     Seller
5.16              Products Liability...........................     Seller
5.17              Environmental Matters........................     Seller
5.18              Capital Expenditures.........................     Seller
5.19              Affiliated Transactions......................     Seller
5.20              Insurance and Claims.........................     Seller
5.21              Accounts Receivable and Inventory............     Seller
5.22              Brokerage Fees...............................     Seller
5.23              Customers and Suppliers......................     Seller
5.24              Permits......................................     Seller
5.25              Utilities....................................     Seller
5.26              Improper and Other Payments..................     Seller
5.29              Operations of Seller.........................     Seller
5.30              Other Tangible Property......................     Seller

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5.31(a)           Owned Real Property..........................     Seller
5.31(b)           Title to Owned Real Property.................     Seller
5.31(c)           Rights to Acquired Real Property.............     Seller
5.31(d)           Landlord Consents............................     Seller
5.31(g)           Restricted Use...............................     Seller

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                                                                  EXECUTION COPY

         This ASSET PURCHASE AGREEMENT, dated as of June 17, 2004 (this "Agreement"), is by and among HEADWATERS INCORPORATED, a Delaware corporation ("Parent"), ACM BLOCK & BRICK, LP, a Texas limited partnership and an indirect wholly-owned subsidiary of Parent ("Buyer"), and SOUTHWEST CONCRETE PRODUCTS, L.P., a Delaware limited partnership (the "Seller").

         The following recitals are true and constitute the basis for this
Agreement:

         A. Seller is in the business of manufacturing and/or distributing bagged concrete, mortar and concrete products in the State of Texas (collectively, the "Business");

         B. Buyer wishes to purchase from Seller, for the consideration set forth herein, and Seller wishes to sell to Buyer for such consideration, substantially all of the assets, properties and rights of Seller used in the operation of the Business, upon the terms and conditions of this Agreement; and

         C. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 9.3 below.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                                 SALE OF ASSETS


         Section 1.1 Assets to be Sold. Except as otherwise provided in Section
1.2 below, at the Closing provided for in Section 4.1 below, Seller shall sell, assign, transfer and deliver to Buyer all of the assets, properties and rights of Seller of every type and description owned, leased or otherwise licensed by Seller and used in the Business, including real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of Seller (all of such assets, properties and rights owned, leased or otherwise licensed by Seller and used in the Business being hereinafter sometimes collectively called the "Purchased Assets"), including, without limitation:

                  (a) those assets, properties and rights reflected on the Unaudited Financial Statements, including, but not limited to all cash, accounts receivable, inventory, sales accessories, parts, machinery, equipment, tools, computer hardware, software and data, furniture, leasehold improvements, fixtures, supplies, trademarks, tradenames and service marks, telephone and facsimile numbers, customer files, websites and prepaids, but excluding any such items disposed of by Seller in the ordinary course of the Business since the Financial Statement Date;

                  (b) Seller's list of customers and suppliers;

                  (c) Seller's right to use the names "Southwest Concrete Products" and "Southwest Brick" and all variants thereof;

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                  (d) all of Seller's interest in and Claims and rights under
Contracts listed in Schedule 1.1(d), including, but not limited to those certain License Agreements with Flexlock, Novabrick and Versa-Lok, and all Permits held by Seller;

                  (e) the books and records of Seller relating to the Purchased Assets and the Assumed Liabilities;

                  (f) Seller's rights in all Seller's Intellectual Property;

                  (g) the motor vehicles and transportation equipment of Seller listed on Schedule 1.1(g);

                  (h) the goodwill of Seller;

                  (i) the real property described in Schedule 1.1(i) (the "Owned Real Property") along with all estates, rights, titles and interests of Seller in and to all plants, storage facilities, buildings, structures, equipment, works, fixtures (including without limitation, all apparatus, buildings, appliances, machinery, equipment and other articles of a permanent nature), construction in progress, improvements, betterments, installations and additions constructed, erected or located on or attached or affixed to the Owned Real Property;

                  (j) the bank and lockbox accounts of Seller described in
Schedule 1.1(j) hereto;

                  (k) all Claims for Tax refunds arising from Taxes (other than Income Taxes) paid by Seller for any period or portion thereof ending on or before the Closing Date;

                  (l) all other assets, properties, rights, Claims, entitlements and business of every kind and nature owned or held by Seller or in which Seller has an interest and used in connection with its block plant and sales facilities located in Colorado County, Texas, Pasadena, Texas, San Antonio, Texas, and Houston, Texas, known or unknown, fixed or unfixed, inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

In confirmation of the foregoing sale, assignment and transfer, Seller shall execute and deliver to Buyer at the Closing a Bill of Sale, Assignment and Assumption Agreement and Special Warranty Deeds.

         Section 1.2 Excluded Assets. Notwithstanding the foregoing, the following assets shall not be included among the Purchased Assets and shall be excluded from the sale and transfer provided in this Agreement:

                  (a) the assets, rights, Contracts and business of Seller's Bosnia operations described in Schedule 1.2(a) (the "Bosnia Assets");

                  (b) Seller's records relating to its partnership functions (including, but not limited to, certificate of limited partnership, taxpayer and other identification numbers, Income Tax records, seals and minute books), other than those related to the Purchased Assets or the Assumed Liabilities;

                  (c) all rights of Seller under this Agreement and the instruments and documents executed in connection herewith;

                  (d) all rights and interests of Seller in Sand Express, L.P.;

                  (e) all powers of attorney, safety deposit boxes and Contracts relating to the engagement by Seller of investment bankers, accountants and legal counsel;

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                  (f) those certain notes receivable listed in Schedule 1.2(f)
hereto;

                  (g) the Policies;

                  (h) all Claims for Income Tax refunds arising from any Income Taxes paid by Seller or its partners for any period or portion thereof; and

                  (i) all rights and obligations of Seller under the Supply and Noncompete Agreement, dated December 29, 2000, by and between Seller and Pavestone Company.

The specific assets described in this Section 1.2 are hereinafter sometimes collectively referred to as the "Excluded Assets."

                                    ARTICLE 2
                            ASSUMPTION OF LIABILITIES

         Section 2.1 Liabilities Assumed by Buyer. In partial payment of the Purchase Price, Buyer shall, except as otherwise provided in Section 2.2 and subject to the rights of the Buyer Indemnified Parties and obligations of Seller under Article 8 of this Agreement, assume, as of the Closing Date, all of the liabilities and obligations of Seller, known or unknown, fixed or contingent, whenever and however asserted, but only to the extent arising in connection with the conduct of the Business or the ownership, use or operation of the Purchased Assets, including, without limitation:

                  (a) all liabilities of Seller that are or should be reflected in the Unaudited Financial Statements, including Indebtedness to the holders of those certain Industrial Revenue Bonds (the "Industrial Revenue Bonds");

                  (b) all liabilities and obligations under Contracts (including Operating Leases, Real Property Leases and license agreements) to which Seller is a party or by or to which Seller or its assets, properties or rights are bound or subject including those that are reflected in Schedules 1.1(d), 1.1(j), 5.5, 5.7(a), 5.9(a), 5.9(c), 5.13(a), 5.14(b), 5.14(e), 5.15, 5.19, or 5.31(a);

                  (c) all liabilities and obligations under all Permits of Seller, Seller's Intellectual Property and Seller's bank and lock box accounts; and

                  (d) all Tax Liabilities of Seller other than Seller's or any of its present or former partner's liabilities for Income Taxes.

The liabilities to be assumed by Buyer pursuant to this Agreement are hereinafter sometimes collectively referred to as the "Assumed Liabilities."

         Section 2.2 Liabilities Not Assumed by Buyer. Anything in this Agreement to the contrary notwithstanding, Buyer shall not assume, nor in any way be liable or responsible for, any of the following liabilities or obligations of Seller:

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                  (a) any liability of Seller under any Contract for brokerage commissions, investment banking or finder's fees or expenses or similar compensation in connection with the transactions contemplated by this Agreement payable by Seller to Brown Brothers Harriman & Co. or any other Person;

                  (b) Income Taxes payable by Seller or any of its present or former partners and fines and penalties with respect thereto;

                  (c) other than as specifically described on Schedule 1.1(d), any liability or obligation of Seller to its partners or to their respective Affiliates;

                  (d) Seller's liabilities and obligations under Article 8 of this Agreement;

                  (e) any liability or obligation of Seller relating to any severance payment, change of control payment or other payment or obligation any employee of Seller becomes entitled to as a result of the transaction contemplated hereby; or

                  (f) any liability or obligation of Seller arising out of, in connection with or relating to any Excluded Asset and specifically including, but not limited to, any liability or obligation related to the Bosnia Assets.

The specific liabilities not being assumed by Buyer pursuant to this Agreement are hereinafter sometimes collectively referred to as the "Retained Liabilities."


                                    ARTICLE 3
                           PURCHASE PRICE AND PAYMENT

         Section 3.1 Purchase Price. The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be an amount equal to the difference between (a) $35,018,998 (as adjusted pursuant to Section 3.4 below) and (b) $9,977,776, the aggregate amount of all Indebtedness of Seller to Brown Brothers Harriman & Co. under the terms of that certain Credit Agreement, dated as of May 1, 2000, as amended on December 31, 2001, November 30, 2002 and November 1, 2003 (the "Closing Cash Amount"); and plus (c) the 2005 Earn-Out Consideration if the conditions set forth in Section 3.2 below are satisfied.

         Section 3.2 Earn-Out Consideration. As soon as practicable after December 31, 2005, but no later than April 15, 2006, Buyer or Parent shall cause Buyer's accountants to prepare and deliver to the Seller unaudited financial statements of Buyer for the 12 months ended December 31, 2005 and a calculation of the 2005 EBITDA (the "2005 EBITDA Calculations"). Seller shall have the right to dispute the 2005 EBITDA Calculations (and any items therein) and make any proposed adjustments thereto as provided in Section 3.4. If the Final 2005 EBITDA (as defined in Section 3.4) equals or exceeds $5,500,000, Buyer shall pay (and Parent shall cause Buyer to pay) to Seller a cash amount equal to the 2005 Earn-Out Consideration based on the Final 2005 EBITDA within 10 days after the Final 2005 EBITDA is determined, and interest thereon if payable pursuant to
Section 3.4(b).

         Section 3.3 Payment of Purchase Price. Buyer shall pay (and Parent shall cause Buyer to pay) the Purchase Price by (a) payment to Seller in the amount of the Closing Payment (as defined below), (b) the assumption by Buyer of the Assumed Liabilities and (c) the payment of the 2005 Earn-Out Consideration as provided herein. The Closing Payment shall be paid by the Buyer as follows:

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                  (a) at the Closing, Buyer shall pay (and Parent shall cause
Buyer to pay) to Seller by wire transfer in immediately available funds to an account designated by Seller at least 2 Business Days prior to the due date of such payment, an amount equal to the Closing Cash Amount minus $5,200,000 (the "Escrow Amount"). As used herein, the term "Closing Payment" shall mean the Closing Cash Amount minus the Escrow Amount;

                  (b) at the Closing, Buyer shall pay (and Parent shall cause Buyer to pay) to JP Morgan Chase Bank, a New York State Bank (the "Escrow Agent") by wire transfer in immediately available funds the Escrow Amount to an escrow account to be maintained and administered by the Escrow Agent pursuant to the terms and conditions of the escrow agreement being executed contemporaneously herewith (the "Escrow Agreement") as security for any Claims for indemnification by any Buyer Indemnified Party under Article 8 of this Agreement;

                  (c) the 2005 Earn-Out Consideration shall be paid in accordance with Section 3.2; and

                  (d) the Assumed Liabilities shall be assumed by Buyer at the Closing pursuant to the Bill of Sale, Assignment and Assumption Agreement referred to in Section 1.1.

         Section 3.4 EBITDA Calculations. (a) The 2005 EBITDA Calculations shall become final and binding on Seller, Buyer and Parent unless Seller notifies Buyer in writing within 15 days after delivery to Seller of the 2005 EBITDA Calculations, and specifies therein the basis and reason for the dispute and the amount which is in dispute (the "Disputed Matters"). During a period of 10 days following the delivery of such notice, Buyer and Seller shall attempt to resolve any Disputed Matters. If, at the end of such 10 day period, Buyer and Seller shall have failed to reach agreement with respect to the Disputed Matters, the unresolved Disputed Matters shall be referred to BDO Seidman LLP or if such firm declines to act in such capacity, any such other firm of independent nationally recognized accountants chosen and mutually accepted by Buyer and Seller (the "Independent Accountants") for resolution. Buyer and Seller shall provide the Independent Accountants with a written statement that includes their respective calculations of the 2005 EBITDA, and the Independent Accountant's decision as to the Final 2005 EBITDA shall be communicated to the parties in writing. The Independent Accountants shall be instructed to use every reasonable effort to make its determination with respect to the Disputed Matters (the "Independent Accountant's Final 2005 EBITDA Calculations") within 30 days of the submission to them of the Disputed Matters. Buyer and Parent shall give the Independent Accountants, during normal business hours and upon reasonable request, access to all work papers and procedures used to prepare Buyer's determination of the 2005 EBITDA and to Buyer's and Parent's financial employees and accountants. The final determination of the 2005 EBITDA (the "Final 2005 EBITDA") shall be the 2005 EBITDA Calculations as adjusted by any Disputed Matters resolved by the parties and by the Independent Accountant's Final 2005 EBITDA Calculations, if any. Each of the parties shall bear their own respective costs and expenses incurred in connection with such determination, and one-half of the fees of the Independent Accountants shall be paid by Buyer and one-half by Seller. This provision for the resolution of any Disputed Matters shall be the sole and exclusive remedy of the parties for resolving any Disputed Matter and shall be specifically enforceable by the parties and the decision of the Independent Accountants in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom, absent fraud or clear error.

                  (b) In the event that Buyer or Parent does not pay to Seller the entire amount of the 2005 Earn-Out Consideration when due hereunder, the unpaid balance payable to Seller shall bear interest at an annual rate equal to the lesser of (i) the "prime rate" of interest reported from time to time in the Wall Street Journal, Southwest Edition, in the "Money Rates" section or equivalent substitute section of such paper (the "Prime Rate") plus 6% or (ii)

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the maximum non-usurious rate permitted by law, from the due date of such payment to the date of payment in full.

         Section 3.5 Purchase Price Allocation. For federal income tax purposes, the amount of the Purchase Price that shall be allocated to each item of tangible personal property acquired by Buyer from Seller on the Closing Date shall be the fair market value of each such item of tangible personal property. Upon request of Seller, Seller shall be provided with a copy of all appraisals of the fair market value of each item of tangible personal property. This allocation shall be binding upon Buyer, Parent, and Seller and Buyer and Seller and their Affiliates shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the allocation of the Purchase Price set forth in this
Section 3.5. Neither Parent, Buyer nor Seller shall take any position (whether in audits, Tax returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable law..

                                    ARTICLE 4
                                     CLOSING

         Section 4.1 Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the terms of that certain Closing Letter Agreement, dated as of the date hereof, by and among Buyer, Seller and Parent (the "Closing Letter"), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer's counsel at a time agreed to by Buyer and Seller on the Business Day upon which all of the conditions set forth in the Closing Letter to each of Buyer's, Parent's and Seller's obligations thereunder have been satisfied or waived, but in any event no earlier than July 1, 2004 (the "Closing Date"). "Business Day" shall mean a day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the Cities of Dallas and Houston, Texas.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As of the date hereof, Seller (subject to the limitations on survival and liability contained in Article 8 below) represents and warrants to Parent and Buyer, subject to such exceptions as are specifically disclosed in the schedules attached hereto supplied by Seller to Parent and Buyer dated as of the date hereof and certified as complete and correct on the Closing Date by Murphy Lents in his capacity as a Manager of the General Partner of Seller, as follows; provided, however, that none of the following representations and warranties of Seller shall apply to or otherwise include the Excluded Assets or Retained
Liabilities:

         Section 5.1 Organization and Qualification. Seller (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite power to carry on its business as it is now being conducted, and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of the Business makes such qualification necessary, except to the extent the failure to be in good standing or so qualified would not have a Material Adverse Effect. Except for Seller's investment in the Bosnia Assets, Seller does not own or lease property in any jurisdiction other than Texas.

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         Section 5.2 Authorization and Noncontravention.

                  (a) Seller has full partnership power and authority to enter into this Agreement and the agreements contemplated hereby being executed and delivered by Seller on the date hereof and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby being executed and delivered by Seller on the date hereof have been duly authorized by the general and limited partners of Seller and no other partnership proceedings on either of their part are necessary to authorize this Agreement and the agreements contemplated hereby being executed and delivered by Seller on the date hereof and the transactions contemplated hereby and thereby. This Agreement and all other agreements contemplated hereby being executed and delivered by Seller on the date hereof each constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except where as enforceability may be limited by bankruptcy, reorganization, moratorium and similar laws at the time in effect affecting the rights of creditors generally.

                  (b) Except as set forth in Schedule 5.2(b) hereto, the execution, delivery and performance by Seller of this Agreement, and all other agreements contemplated hereby to be executed and delivered by Seller on the date hereof, and the fulfillment of and compliance with the respective terms hereof and thereof by Seller, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (whether with or without due notice, the passage of time or both), (c) result in the creation of any Lien upon Seller's assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any third party or Authority pursuant to, the Certificate of Limited Partnership or Partnership Agreement of Seller or any applicable Regulation (including, without limitation, approvals pursuant to the Hart-Scott-Rodino
Act), Order or Contract to which Seller or its respective properties are subject, except for any of the same that would not result in a Material Adverse Effect. Seller has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the agreements contemplated hereby to be executed by Seller on the date hereof.

         Section 5.3. Certificate of Limited Partnership and Partnership Agreement. The copies of the Certificate of Limited Partnership and Partnership Agreement of Seller, and all amendments to each through the date hereof, which have been delivered or made available to Buyer are true, correct and complete and in effect as of the date hereof.

         Section 5.4 Financial Statements.

                  (a) Attached as Schedule 5.4(a) hereto are (i) audited year-end balance sheets of Seller as of December 31, 2001, 2002 and 2003 and the related audited statements of operations, partners' capital and cash flows of Seller for each of the fiscal years then ended (such financial statements, including the notes thereto, the "Audited Financial Statements") and (ii) an unaudited balance sheet of Seller as of April 30, 2004 and the related unaudited statements of operations, partners' capital and cash flows of Seller for the four months ended April 30, 2004 (such financial statements, including the notes thereto, the "Unaudited Financial Statements"). The items referred to in subsections (i) and (ii) are sometimes hereinafter referred to collectively as the "Financial Statements." The Audited Financial Statements present fairly, in all material respects, the financial position of Seller at December 31, 2001, 2002 and 2003, respectively, and the results of its operations and cash flows for the years then ended in conformity with GAAP applied on a consistent basis.

The Unaudited Financial Statements were prepared from the books and records of Seller and present fairly, in all material respects, Seller's financial position at April 30, 2004, and the results of its operations and cash flows for the four months then ended in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments, which are not material in amount. Seller does not utilize any percentage of completion or similar method of accounting for revenue, income or cost recognition purposes. Except as described in Schedule 5.4(a) hereto or reflected in the Financial Statements (including the notes thereto), Seller has not in the past 5 fiscal years written off any research and development costs, incurred any reorganization, restructuring or similar costs or changed the book value of any assets, liabilities or goodwill of any business acquired by Seller. Seller has no obligation to make any additional Investments in any other Person. All properties used in the Business during the period covered by the Financial Statements, including the Purchased Assets and all liabilities of the Business, are reflected in the Financial Statements in accordance with and to the extent required by GAAP. The date of April 30, 2004, is herein referred to as the "Financial Statement Date."

                  (b) No general partner of Seller and no officer or management employee of Seller or its general partner has ever refused to execute any certification, of any nature whatsoever, required by law, or required by any accounting, banking, financial or legal counsel in connection with the Financial Statements.

                  (c) Except as set forth in Schedule 5.4(c) hereto, in the other Schedules hereto or in the Unaudited Financial Statements, Seller has no Indebtedness, obligation or liability required to be reflected in the Unaudited Financial Statements in accordance with GAAP, other than Indebtedness, liabilities and obligations that have arisen after the Financial Statement Date in the ordinary course of the Business (none of which is a liability resulting from breach of a Contract, Regulation, Order or warranty, tort, infringement or Claim) and the Retained Liabilities.

                  (d) Except as set forth in Schedule 5.4(d) hereto, there is no Person that has Guaranteed, or provided any financial accommodation of, any Indebtedness, obligation or liability of Seller or for the benefit of Seller for the periods covered by the Financial Statements.

         Section 5.5 Employees. Since January 1, 1999, Seller has not employed any Person. Schedule 5.5 sets forth the name and current base hourly rates for each of Seller's leased employees (including Seller's partners) and consultants, exclusive of the amount of the discretionary bonuses and the amount of commissions payable, other than the percentage of sales or other basis on which commissions are payable, and Seller's Contracts containing compensation terms for Seller's sales agents. To the Knowledge of Seller, Seller has conducted its business in compliance with all Regulations and Orders affecting employment and employment practices applicable to Seller, including the payment of wages and hours. Seller is not a party to any collective bargaining agreements and, since January 1, 1999, there have been no strikes, work stoppages nor any demands for collective bargaining by any union, labor organization or other Person representing Seller's employees or, to Seller's Knowledge, Seller's leased employees. To Seller's Knowledge, there is no dispute or controversy with any union or other organization of Seller's employees and no arbitration proceedings thereunder are pending or, to the Knowledge of Seller, threatened involving a dispute or controversy affecting Seller and its employees or leased employees. Except as set forth in Schedule 5.5, at the Closing, Seller will not have any liability or obligation to any of its current or former employees, leased employees, officers or directors (including unaccrued year end bonuses) other than for the payment of salaries and payments for leased employees to be paid in the ordinary course of the Business. Seller has not taken any action, or failed to take any action, that has resulted in or is expected by Seller to result in any Claim by an employee or leased employee against Seller that such Person has been constructively terminated by Seller or due severance payments from Seller. Upon the consummation of the transactions contemplated hereby, Seller will not have any "change in control," bonus or other similar obligations arising from a "change of control" to any of its employees, leased employees, consultants or other Persons performing services for Seller that are not Retained Liabilities.

         Section 5.6 Absence of Certain Changes. Except as set forth on Schedule 5.6, since the Financial Statement Date, and as of the date hereof, there has not been any: (a) Material Adverse Change; (b) damage, destruction or loss, whether covered by insurance or not, having a cost of $10,000 or more, with regard to the Purchased Assets or the Business; (c) increase in the leased employee payments payable to each officer, general partner, employee, leased employee, consultant or agent of Seller or any increase by Seller in any benefits under any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of its officers, partners, employees, leased employees or any Affiliate of Seller; (d) except as required by GAAP or applicable Tax laws, change by Seller in accounting methods or principles or any write-down, write-up or revaluation of any assets of Seller, except depreciation accounted for in the ordinary course of the Business and write downs of inventory which reflect the lower of cost or market and which are in the ordinary course of the Business and in accordance with GAAP applied on a consistent basis; (e) failure by Seller to pay and discharge current liabilities in accordance with past practice or agreement by Seller with any Person to extend the payment of any current liability; (f) sale, assignment, transfer, lease, license or other placement of a Lien on any of Seller's tangible assets, except in the ordinary course of the Business consistent with past practice and Permitted Liens, or cancellation or waiver by Seller of any material debts, rights or Claims; (g) sale, assignment, transfer, lease, license or other placement of a Lien on any Seller Intellectual Property or other intangible assets, disclosure by Seller of any material confidential information relating to the Business to any Person (other than to Buyer, Parent and their representatives and to the representatives of Seller and to the partners of Seller and their Affiliates and their respective representatives) or abandonment by Seller of any material Intellectual Property used in the Business; (h) charitable contributions or pledges or commitments to make or pledge by Seller exceeding in the aggregate $10,000; or (i) agreements by Seller, whether orally or in writing, to do any of the foregoing.

         Section 5.7 Contracts.

                  (a) Except as set forth in Schedules 1.1(d), 1.1(j), 5.5, 5.7(a), 5.9(a), 5.9(c), 5.13(a), 5.14(b), 5.14(e), 5.15, 5.19, 5.20 or 5.31(a)
hereto, Seller is not a party to any (i) Contract involving any Employee Benefit Plan, or any Contract with any employee leasing company, labor union or labor group; (ii) Contract relating to loans to officers or partners of Seller or any of their Affiliates; (iii) Contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset of Seller; (iv) Guarantee of any obligation; (v) Contract under which Seller has advanced or loaned, or agreed to advance or loan, any Person amounts in the aggregate exceeding $10,000; (vi) Contract pursuant to which Seller permits any third party to hold or operate any property, real or personal, owned or controlled by Seller; (vii) warranty Contract with respect to the services rendered or the products sold or leased containing any material terms other than Seller's standard warranty terms described in Schedule 5.15; (viii) Contract or non-competition provision in any Contract prohibiting Seller from freely engaging in the Business or competing anywhere in the world; (ix) Contract for the purchase, acquisition or supply of inventory and other property and assets, whether for resale or otherwise in excess of $25,000; (x) Contract with an independent agent, broker, dealer or distributor which provides for annual payments in excess of $10,000; (xi) employment, consulting, sales, distributorship, depository, management, commissions, advertising or marketing Contract; (xii) Contract providing for "take or pay" or similar unconditional purchase or payment obligations; (xiii) Contract with Persons with which, directly or indirectly to the Knowledge of Seller, a partner of Seller also has a Contract; (xiv) Contract that requires the consent of any other Person, or contains any provision that would result in a modification of any rights or obligation of any other Person thereunder upon a change in control of Seller or which would provide any other Person any remedy (including rescission or liquidated damages), in connection with the execution, delivery or performance of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby; (xv) nondisclosure or confidentiality Contract; (xvi) power of attorney, agency or other similar Contract; (xvii) copyright license, royalty agreement or similar Contract; (xviii) Contract for the sale of any of Seller's assets or properties other than in the ordinary course of the Business or for the grant to any Person of any preferential rights to purchase any of Seller's assets or properties; (xix) joint venture agreement relating to the Purchased Assets or the Business or by which any of the Purchased Assets are bound or subject; (xx) Contract under which Seller agrees to indemnify any Person or to share the Tax liability of any Person; (xxi) Contract providing Seller or any other Person with the exclusive right to be a provider of specified goods or services; (xxii) Contract containing any "most favored nation" type provision; (xxiii) to the Seller's Knowledge, any other Contract that is required to be listed, but not listed in either Schedule 1.1(d), 1.1(j), 5.5, 5.7(a), 5.9(a), 5.9(c), 5.13(a), 5.14(b),
5.14(e), 5.15, 5.19, 5.20 or 5.31(a) hereto or (xxiv) any other Contract requiring the receipt or expenditure by Seller of $10,000 or more in any 12-month period.

                  (b) Except as set forth in Schedule 5.7(b), to the Knowledge of Seller, (i) Seller has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any Claim of default or breach under any Contract to which Seller is subject (including without limitation all performance bonds, warranty obligations or otherwise); (ii) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance by Seller under any Contract to which Seller is subject (including without limitation all performance bonds, warranty obligations or otherwise); and (iii) there exists no breach or anticipated breach by the other party to any such Contract to which Seller is a party.

                  (c) Seller has delivered or made available to Buyer true and complete copies of all the Contracts listed in the schedules to this Agreement.

                  (d) Schedule 5.7(d) hereto sets forth a complete and accurate list of each outstanding bid or proposal for business submitted by Seller in excess of $100,000.

         Section 5.8 Government Contracts.

                  (a) Except as set forth in Schedule 5.8, Seller is not a party to any Government Contract.

                  (b) (i) Neither Seller nor any of its management employees, authorized representatives, or general or limited partners is (or during the last five (5) years has been) under administrative, civil or criminal investigation or indictment by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; and (ii) during the last five (5) years, Seller has not conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Entity related to the same.

                  (c) To the Knowledge of Seller, there exist (i) no outstanding Claims against Seller, either by a Governmental Entity or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (ii) no disputes between Seller and the United States government under the Contract Disputes Act or any other federal Regulation or between Seller and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract.

                  (d) Neither Seller nor any of its officers, management employees general or limited partners is (or during the last five (5) years has been) suspended or debarred from doing business with the United States government or other Authority or is (or during such period was) the subject to a finding of nonresponsibility or ineligibility for United States government contracting.

         Section 5.9 Title and Related Matters.

                  (a) Except as set forth in Schedule 5.9(a) hereto and except for assets of Seller sold, used or disposed of in the ordinary course of the Business since the Financial Statement Date, (i) Seller has indefeasible title to all real and personal, tangible and intangible, property and other assets reflected in the Unaudited Financial Statements as owned by Seller or acquired by Seller after the Financial Statement Date, including the Purchased Assets, free and clear of all Liens, except Permitted Liens and (ii) all assets set forth on the Unaudited Financial Statements or acquired by Seller after the Financial Statement Date are free from obvious defects, have been maintained in accordance with Seller's customary practices, are in good operating condition and repair (subject to normal wear and tear), and suitable for the purposes for which they presently are used and presently are proposed to be used. Schedule 5.9(a) hereto sets forth a complete and accurate summary of all Operating Leases of tangible personal property to which Seller is a party that have annual rental payments in excess of $5,000, describing the expiration date of such lease, the name of the lessor, the annual rental payment and whether a consent is required from the lessor to consummate the transactions contemplated hereby.

                  (b) All Operating Leases of Seller are in full force and effect, and valid and enforceable in accordance with their respective terms. Seller has not received any written notice of any event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by Seller or any other Person under any Operating Lease of Seller. All rent and other amounts due and payable on or prior to the date of this Agreement with respect to Seller's Operating Leases have been paid. Seller has not received any written notice that the landlord with respect to any Real Property Lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals.

                  (c) None of the Purchased Assets is subject to any Contracts of sale or lease except as set forth in Schedule 5.9(c), or Contracts for the sale of inventory in the ordinary and regular course of the Business.

                  (d) Except as set forth in Schedule 5.29, there has not been since the Financial Statement Date any sale, lease, or any other disposition or distribution by Seller of any of its assets or properties now owned by it, except transactions in the ordinary and regular course of the Business.

         Section 5.10 Litigation. Schedule 5.10 hereto sets forth a true and complete list of all Claims and Orders involving Seller since January 1, 1999 for which Seller has received written notice thereof. Except as set forth in
Schedule 5.10 hereto, to the Seller's Knowledge, there is no Claim or Order threatened against Seller.

         Section 5.11 Tax Matters.

                  (a) Except as set forth on Schedule 5.11(a), Seller has filed all Tax Returns required to be filed under applicable Regulations. Except as set forth in Schedule 5.11(a), Seller has not requested any extension of time within which to file or send any Tax Return not yet filed. All Taxes applicable for all periods prior to the date hereof have been paid or adequately reserved against on the Unaudited Financial Statements in accordance with GAAP. To the Seller's Knowledge, all Taxes which are required to be withheld or collected by Seller have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable law and all Forms W-2 and 1099 required with respect to such withholdings have been properly completed and timely filed. There are no Liens for Taxes upon any property or assets of Seller, except for Liens for Taxes not yet due and payable. Seller has not received any Claim by a Taxing Authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Seller has not been a member of an affiliated group filing consolidated or combined federal, state, local or foreign income tax returns or has any liability for the Taxes of any other Person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. To the Seller's Knowledge, the basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), of Seller, are correct and in compliance with the Code.

                  (b) Except as described in Schedule 5.11(b), (i) Seller has not received any written notice from any Taxing Authority that there is currently pending any issue by any Taxing Authority in connection with any Tax Returns filed by Seller, (ii) no material issues have been raised with Seller in any examination by any Taxing Authority with respect to Seller which, by application of similar principles, is reasonably expected by Seller to result in a proposed deficiency for any other period not so examined and (iii) to the Knowledge of Seller, there are no unresolved issues or unpaid deficiencies relating to such examinations.

                  (c) Seller is not a party to any Tax sharing agreement.

                  (d) Schedule 5.11(a) hereto lists all Tax Returns filed by Seller for any period ending on or after December 31, 1994, that have been audited and those that are the subject of audit.

                  (e) Seller is taxed as a partnership for Income Tax purposes and Seller has not at any time made an election to be taxed as a corporation under the Code.

         Section 5.12 Compliance with Law and Certifications.

                  (a) Except as set forth on Schedule 5.12(a) and except with respect to Environmental Laws and Environmental Permits, Seller has operated in compliance in all material respects with regard to its operations, practices, real property, plants, structures, machinery, equipment and other property, employees, leased employees, products and services and all other aspects of the Business, with all applicable Regulations and Orders. There are no Claims pending of which Seller has received notice, or to Seller's Knowledge threatened, nor has Seller received any written notice, regarding any violations of any Regulations or Orders enforced by any Authority claiming jurisdiction over Seller.

                  (b) Except as set forth on Schedule 5.12(a) and except with respect to Environmental Laws and Environmental Permits, Seller holds all material registrations, accreditations and other certifications required for the conduct of the Business by any Authority or trade group and Seller has not received any notice alleging that it has failed to hold or operate in compliance with any such material registration, accreditation or other certification.

         Section 5.13 ERISA and Related Matters.

                  (a) Plans. Except as set forth in Schedule 5.5 and Schedule 5.13(a), pursuant to Contracts, if any, listed on the other Schedules hereto, and any Employee Leasing Company Benefit Plan, Seller does not and has never maintained or sponsored any domestic and foreign Employee Benefit Plan. The term "Employee Benefit Plan," means, as to any Person, any of the following maintained or sponsored by such Person: (i) an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) incentive, fringe benefit or "voluntary employees' beneficiary associations" ("VEBAs") under Section 501(c)(9) of the Code, profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, non-compete, termination, and severance contracts or agreements; in each case for active, retired or former employees, leased employees or partners of such Person, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA, that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by such Person (including, for this purpose and for the purpose of all of the representations in this Section 5.13, any predecessors to such Person and all employers (whether or not incorporated) that would be treated together with such Person and/or its general or limited partners as a single employer (1) within the meaning of
Section 414 of the Code, or (2) as a result of such Person and/or its general or limited partners being or having been a general partner of any such employer), since September 2, 1974. Each Employee Benefit Plan that has been offered or provided by either Administaff, Advantech or any other Person through which Seller currently leases or has leased employees (collectively, an "Employee Leasing Company") and is applicable to such leased employees is referred to herein as an "Employee Leasing Company Benefit Plan."

                  (b) Status of Employee Leasing Company Benefit Plans. To Seller's Knowledge: (i) each Employee Leasing Company Benefit Plan (including any related trusts) complies in all material respects in form, and has been maintained and operated in substantial compliance with, the requirements of all applicable laws, including, without limitation, ERISA and the Code and with such plans' terms; (ii) no Employee Leasing Company Benefit Plan is or has ever been offered or provided to any employee leased by Seller which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to
Section 412 of the Code or Section 302 or Title IV of ERISA or which is a "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA); (iii) each Employee Leasing Company Benefit Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the Internal Revenue Service and each trust established in connection with any Employee Leasing Company Benefit Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the Internal Revenue Service and no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Leasing Company Benefit Plan; (iv) there are no Claims pending or threatened against Seller, or anticipated or expected to be asserted against Seller with respect to any Employee Leasing Company Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims); (v) full payment has been timely made of all amounts which any Employee Leasing Company is required, under applicable law or under any Employee Leasing Company Benefit Plan or any agreement relating to any Employee Leasing Company Benefit Plan to which any Employee Leasing Company is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Leasing Company Benefit Plan ended prior to the date hereof; (vi) no Employee Leasing Company Benefit Plan provides post-employment or retiree health, life insurance and/or other welfare benefits having unfunded liabilities or has any obligation to provide any such benefits to any retired or former employees, leased employees or active employees following such employees' retirement or termination of service; and (vii) no Employee Leasing Company has any commitment, intention or understanding to create, modify or terminate any of its Employee Leasing Company Benefit Plans that are or have ever been offered or provided to any employee leased by Seller.

                  (c) Liabilities. Except pursuant to Seller's Contracts with the Employee Leasing Companies, Seller has no liability for contributions, withholding or otherwise to any Employee Leasing Company for any liability or obligation under any Employee Leasing Company Benefit Plan.

                  (d) Triggering Events. To Seller's Knowledge, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement of any Employee Leasing Company, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any current or former employee, or leased employee or director or partner of Seller. To Seller's Knowledge, no Employee Leasing Company Benefit Plan provides for the payment by Seller of severance, termination, change in control or similar-type payments or benefits.

                  (e) Classification. To Seller's Knowledge, Seller and any Employee Leasing Company have classified all individuals who perform services for them correctly under each Employee Leasing Company Benefit Plan, ERISA, the Code and other applicable law as common law employees, independent contractors or leased employees.

                  (f) Documents. Seller has requested each Employee Leasing Company deliver to Buyer true and complete copies of all Employee Leasing Company Benefit Plans listed in Schedule 5.13(f) hereto, including, without limitation (where applicable): (i) all Employee Leasing Company Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Leasing Company Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications;
(iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Leasing Company Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series or 990 for each of the last three years for each Employee Leasing Company Benefit Plan required to file such form; and (vi) the most recently prepared financial statements for each Employee Leasing Company Benefit Plan for which such statements are required.

         Section 5.14 Intellectual Property.

                  (a) Seller owns no domestic or foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark or service mark registrations or applications for registrations thereof, registered copyrights or applications for registration thereof. Schedule 5.14(a) sets forth a list of the Internet domain names and URLs, corporate and business names, trade names, brand names and material computer software programs owned by Seller or used or held by Seller for use in the Business. Except as set forth in
Schedule 5.14(a), none of Seller's Intellectual Property listed in Schedule 5.14(a) has been registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly accredited and appropriate domain name registrar, any office in the various states of the United States or any offices of other jurisdictions (foreign or domestic). The registrations and filings set forth in Schedule 5.14(a) remain in full force and effect as of the date hereof. Copies of all items of Seller's Intellectual Property material to the Business which have been reduced to writing or other tangible form have been delivered by Seller to Buyer (including, without limitation true and complete copies of all related licenses, and amendments and modifications thereto).

                  (b) Except as set forth in Schedule 5.14(b), Seller is not a party to any license or Contract, whether as licensor, licensee, or otherwise with respect to any Intellectual Property material to the Business. Schedule 5.14(b) hereto sets forth a complete and accurate summary of all Intellectual

Property that is licensed by Seller that has annual royalty payments in excess of $5,000, describing the expiration date of such license, the name of the licensor, the annual royalty payments and whether a consent is required from the licensor to consummate the transactions contemplated hereby. Except as set forth in Schedule 5.14(b), to the extent any Intellectual Property is used by Seller under license in the Business, no notice of a material default has been sent or received by Seller under any such license which remains uncured and other than for the consent of any licensor to transfer any such license set forth in
Schedule 5.14(b) to Buyer, to the Knowledge of Seller, the execution, delivery or performance of Seller's obligations hereunder will not result in such a default. Each such license agreement is a legal, valid and binding obligation of Seller and, to Seller's Knowledge, each of the other parties thereto, enforceable in accordance with the terms thereof.

                  (c) Except as set forth in Schedule 5.14(c), Seller owns all of the Seller's Intellectual property or is permitted to use under a license agreement set forth in Schedule 5.14(b) all of the Intellectual Property that is material to the Business as presently conducted by Seller, free and clear of any Liens, (other than Permitted Liens), without obligation to pay any royalty or any other fees with respect thereto, except in each case as otherwise set forth in the applicable license or Contract. To Seller's Knowledge, Seller's use of Seller's Intellectual Property and any other Intellectual Property used in the Business and owned by any third party (including, without limitation, the manufacturing, marketing, licensing, sale or distribution of products and the general conduct and operations of the Business) does not violate, infringe, misappropriate or misuse any intellectual property rights of any third party. None of the Seller's Intellectual Property set forth in Schedule 5.14(a) or any Intellectual Property set forth in Schedule 5.14(b) has been cancelled, abandoned or otherwise terminated. To the Knowledge of Seller, there are no actions that must be taken or payments that must be made by Seller within 180 days following the Closing Date that, if not taken, will adversely affect either Seller's Intellectual Property or any other Intellectual Property licensed by Seller and used in the Business, other than performance and payments required under the applicable license or contract. If applicable, to the Knowledge of Seller, Seller has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Seller's Intellectual Property.

                  (d) Except as set forth in Schedule 5.14(d), Seller has not received any notice or Claim from any third party challenging the right of Seller to use any of Seller's Intellectual Property or any other Intellectual Property used in the Business and owned by any third party. Seller's Intellectual Property and the Intellectual Property set forth in Schedule 5.14(b) constitutes all the Intellectual Property necessary to operate the Business as of the Closing Date, in the manner in which it is presently operated.

                  (e) Except as set forth in Schedule 5.14(e), Seller has not made any Claim of a violation, infringement, misuse or misappropriation by any third party (including, without limitation, any employee, leased employee or former employee or leased employee of Seller) of its rights to, or in connection with any Seller's Intellectual Property or any other Intellectual Property used in the Business and owned by any third party, which Claim is still pending. Except as set forth in Schedule 5.14(e), Seller has not entered into any Contract to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of the Business.

                  (f) Except as set forth in Schedule 5.14(f), to the Knowledge of Seller, there is no pending or threatened Claim by any Person or Authority of a violation, infringement, misuse or misappropriation by Seller of any Intellectual Property owned by any third party, or of the invalidity of any domain name, or trade name included in Seller's Intellectual Property. To the Knowledge of Seller, there is no valid basis for any such Claims.

                  (g) Except as set forth in Schedule 5.14(g), there are no interferences or other contested proceedings, either pending or, to the Knowledge of Seller, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental Authority (foreign or domestic) relating to any pending application with respect to Seller's Intellectual Property.

         Section 5.15 Customer Warranties. Except as disclosed in Schedule 5.15, there are no pending Claims against Seller of which Seller has received notice, nor to the Knowledge of Seller, threatened Claims against Seller under or pursuant to any warranty, whether expressed or implied, on products or services sold by Seller that are not disclosed or referred to in the unaudited Financial Statements and that are not adequately reserved against in accordance with GAAP. Set forth hereto on Schedule 5.15 are Seller's standard product and service warranty terms and the aggregate amount of warranty Claims incurred by Seller in fulfillment of its obligations under its product and service warranties for the past three years.

         Section 5.16 Products Liability. Except as set forth in Schedule 5.15 or Schedule 5.16 hereto: (a) Seller has not received any written notice of any Claim by or before any Authority against or involving Seller or concerning any product manufactured, shipped, sold, installed or delivered by or on behalf of Seller relating to or resulting from an alleged defect in design, manufacture, materials or workmanship of any product manufactured, shipped, sold, installed or delivered by or on behalf of Seller or any alleged failure to warn, or any alleged breach of implied warranties or representations, and, to the Knowledge of Seller, none has been threatened; (b) there have not been any Recalls by Seller conducted with respect to any product manufactured (or to be manufactured), shipped, sold, installed or delivered by or on behalf of Seller, or to the Seller's Knowledge any investigation or consideration of or decision made by any Person or Authority concerning whether to undertake or not undertake, any Recalls and (c) there have been no material defects in design, manufacturing, materials or workmanship including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any product manufactured by Seller; (d) to the Seller's Knowledge, there have been no material defects in design, manufacturing, materials or workmanship including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any product manufactured by any Person other than Seller that have been shipped, sold or delivered by or on behalf of Seller. All manufacturing standards applied, testing procedures used, and product specifications disclosed to customers by Seller have complied in all material respects with all requirements established by any applicable Regulation or Order of any Authority.

         Section 5.17 Environmental Matters. Except as disclosed in Schedule
5.17 hereto:

                  (a) neither Seller nor the conduct of the Business has violated any applicable Environmental Law;

                  (b) Seller has possessed all material Environmental Permits required under any applicable Environmental Law for the conduct or operation of the Business (or any part thereof), and Seller has operated in compliance with all of the material requirements and limitations included in such Environmental Permits, except as such noncompliance would not have a Material Adverse Effect;

                  (c) Seller has not generated, used, treated or stored, transported to or from, or released or disposed of any Hazardous Substances on or at any of its property or facilities except in accordance with all applicable Environmental Permits and Environmental Laws);

                  (d) Seller has not received any written notice from any Authority or any private Person that the Business or the operation of any of Seller's facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any Hazardous Substances at, on or beneath any of Seller's property, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site;

                  (e) Seller has not been the subject of any Federal, state, local, or private Claim involving a demand for damages or other potential liability with respect to a violation of Environmental Laws or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased, or operated by Seller;

                  (f) Seller has not buried, dumped, disposed, spilled or released any Hazardous Substances, except in accordance with all applicable Environmental Laws and Environmental Permits;

                  (g) no by-products of any manufacturing process employed in the operation of the Business which may constitute Hazardous Substances under any Environmental Law have been stored (except in compliance with any applicable Environmental Law) or otherwise located on any of Seller's property;

                  (h) to the Knowledge of Seller, no property now or previously owned, leased or operated by Seller, is listed or, to Seller's Knowledge, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up;

                  (i) to the Knowledge of Seller, there are currently no Underground Storage Tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by Seller;

                  (j) to the Knowledge of Seller, Seller has not transported or arranged for the transportation of any Hazardous Substances to any location that is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material Claims against Seller for any remedial work, damage to natural resources or personal injury, including Claims under CERCLA;

                  (k) to the Knowledge of Seller, there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by Seller;

                  (l) to the Knowledge of Seller, there are no facts or circumstances, conditions or occurrences that could reasonably be anticipated:
(i) to form the basis of a Claim related to Environmental Laws or Environmental Permits against Seller or any of the Owned Real Property or any property subject to any Real Property Lease for which Seller could be reasonably expected to be liable; and (ii) to cause such properties to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law; and

                  (m) Seller has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws. Seller has delivered to Buyer true, correct and complete copies and results of the reports, audits, assessments, reviews, studies, analyses, tests and monitoring listed in Schedule 5.17 pertaining to Hazardous Substances or related to activities involving Hazardous Substances in, on or under any of the Purchased Assets or concerning compliance by Seller with Environmental Laws. To Seller's Knowledge, there are no Liens arising under or pursuant to any Environmental Law or Environmental Permit on any Purchased Assets and there are no facts, circumstances or conditions that could reasonably be expected to restrict, encumber or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use or transferability of any of the Purchased Assets.

         Section 5.18 Capital Expenditures and Investments. Seller has outstanding Contracts and a budget for capital expenditures and investments as set forth in Schedule 5.18 hereto which includes a schedule of all monies disbursed on account of capital expenditures and investments made by Seller since the Financial Statement Date and through the date shown thereon. Other than as set forth in Schedule 5.18 hereto, Seller does not have any agreement or commitment to make any loan, advance or capital contributions to, or investment in, any other Person.

         Section 5.19 Dealings with Affiliates. Schedule 5.19 hereto sets forth a complete and accurate list and description of the economic terms, including the parties, of all Contracts to which Seller is or has been a party, at any time from December 31, 2000, to the Closing Date, and which any one or more of
(a) the partners of Seller, (b) Seller's Affiliates, (c) to Seller's Knowledge, an Affiliate of any partner of Seller, or (d) to Seller's Knowledge, any Person in which a partner of Seller, an Affiliate of Seller or a partner of Seller has, directly or indirectly, made an Investment, is also a party. Except as set forth on Schedule 5.19, since December 31, 2000, Seller has not made any payments, loaned or borrowed any funds or property or made any credit arrangement or accommodation with any partner of Seller, Affiliate of Seller or employee of Seller, except for the payment of employee salaries, employee loans and distributions to partners of Seller in the ordinary course of the Business and pursuant to Seller's Partnership Agreement. With respect to the Indebtedness of Seller described in Schedules 5.4(c) and 5.19, the proceeds of that Indebtedness were used by Seller for working capital and general corporate purposes of the Business and were not specifically used to acquire any of the Excluded Assets.

         Section 5.20 Insurance. Schedule 5.20 hereto sets forth a complete and accurate summary of all Policies, including name of insurer, the types, dates and amounts of coverage, any material coverage exclusion and a statement of the Claims paid out, and Claims pending, as to each Policy for each of the last three (3) full fiscal years and any interim period.

         Section 5.21 Accounts Receivable; Inventories. The accounts receivable of Seller reflected in the Unaudited Financial Statements and the accounts receivable aging report set forth in Schedule 5.21, as well as such additional accounts receivable as are reflected on the books of Seller on the date hereof, are (except to the extent reserved in accordance with GAAP) valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and to Seller's Knowledge, are not subject to defenses, deductions, set-offs or counterclaims. The inventories reflected on the Unaudited Financial Statements and held by Seller on the date hereof, net of reserves therefor in accordance with GAAP, are usable or saleable in the ordinary course of Business. Such inventories have been reflected on the Unaudited Financial Statements at the lower of cost or market value (taking into account the usability or salability thereof) in accordance with GAAP. None of such inventories have been written up in value or repurchased by, or returned to, Seller at an increased value. All such inventories are owned free and clear and are not subject to any Lien except to the extent reserved against or reflected in the Financial Statements. Since the Financial Statement Date, inventories of raw materials, supplies and products have been purchased by Seller in the ordinary course of the Business, consistent with anticipated seasonal requirements, and the volumes of purchases thereof and orders therefor have not been reduced or otherwise changed in anticipation of the transactions contemplated by this Agreement. Except as set forth in Schedule 5.21 hereto, Seller does not have any Knowledge of any conditions affecting the supply of materials or products available to Seller and, to the Knowledge of Seller, the consummation of the transactions contemplated hereby will not adversely affect any such supply.

         Section 5.22 Brokerage; Other Negotiations. Except as set forth in
Schedule 5.22 and the Retained Liabilities, there are no Claims for brokerage commissions, investment banking or finders' fees or expenses or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or Contract binding upon Seller. Neither Seller nor any of its general or limited partners (or their respective Affiliates) have entered into any agreement with any third party regarding any transaction involving Seller which could result in Buyer, Parent or any officer, director, employee, agent or Affiliate of either of them, being subject to any Claim for liability to said third party as a result of entering into this Agreement or consummating the transactions contemplated hereby or thereby.

         Section 5.23 Customers and Suppliers. Schedule 5.23 hereto sets forth a complete and accurate list of (a) the ten (10) largest customers of Seller on the basis of revenues for goods sold or services provided for the twelve-month period ending December 31, 2003 and the amount of revenues accounted for by such customer during each such period, (b) the ten (10) largest suppliers of Seller on the basis of cost of goods sold or services purchased during the twelve-month period ending December 31, 2003 and the amount of payments made to each supplier during such period and (c) each supplier that is the sole supplier of any significant product or component to Seller. To the Knowledge of Seller, no customer or supplier listed in Schedule 5.23 has made or is the subject of any voluntary or involuntary filing or petition for bankruptcy. Except as set forth in Schedule 5.23, no material customer of Seller has advised Seller in writing within the past year that it will stop, or decrease the rate of, buying materials, products or services from Seller. To Seller's Knowledge, no unfilled customer order or commitment obligating Seller to process, manufacture or deliver products or perform services will result in a sales price of less than the cost of goods sold upon completion of performance. Except as set forth in
Schedule 5.23, no material supplier of Seller has advised Seller in writing within the past year that it will stop, or decrease the rate of, supplying materials, products, or services to Seller. No purchase order or commitment of Seller is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. To Seller's Knowledge, the consummation of the transactions contemplated hereby will not have a Material Adverse Effect on Seller's relationship with any customer or supplier listed on Schedule 5.23.

         Section 5.24 Permits. Except as set forth in Schedule 5.24, the Permits listed in Schedule 5.24 hereto are the only Permits, other than Environmental Permits, that have been required for Seller to conduct the Business in accordance with applicable Regulations and Orders of any Authority. Except as set forth in Schedule 5.24, Seller has duly and validly held all such Permits, and each such Permit has been in full force and effect and, to the Knowledge of Seller, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

         Section 5.25 Utilities. Seller has sufficient power, fuel oil, natural gas and water supplies and adequate sewerage and waste disposal systems for the operation of the Business as presently conducted, and, to the Knowledge of Seller, all such supplies and systems will be available after the Closing. To the Knowledge of Seller, except as disclosed in Schedule 5.25 hereto, all such systems are in compliance with all Regulations.

         Section 5.26 Improper and Other Payments. Except as set forth in
Schedule 5.26 hereto: (a) Seller, any of its general or limited partners, officers, key employees thereof, and, to Seller's Knowledge, any agent or representative of Seller and any Person acting on behalf of any of them, has not made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority; (b) no contributions have been made by Seller, directly or indirectly, to a domestic or foreign political party or candidate in violation of applicable law; (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made by Seller; and (d) the internal accounting controls of Seller are believed by Seller's management to be adequate to detect any of the foregoing under current circumstances.

         Section 5.27 Projections. The projections relating to operations of Seller during the fiscal year ending December 31, 2004 (the "Projections"), heretofore delivered by Seller to Buyer and dated March 2004, have been prepared in good faith by management based on assumptions which management believes are reasonable, although such assumptions may not be adequate, correct or complete and the Projections are not a guarantee of performance or the achievement of actual results.

         Section 5.28 Entire Investment in the Business; No Other Businesses. The Purchased Assets constitute all of the rights, interests and other assets necessary to conduct the Business in substantially the same manner as it has been heretofore conducted. Seller has never been involved in any other business other than the Business. Seller has no Subsidiaries.

         Section 5.29 Operations of Seller. Except as set forth on Schedule 5.29, from the Financial Statement Date, through the date hereof, Seller has not:

                  (a) declared or made any distributions of any kind or any other payments to any general or limited partner of Seller;

                  (b) reduced its cash or short-term investments or their equivalent, other than to meet cash needs arising in the ordinary course of the Business, consistent with past practices;

                  (c) materially changed the Business or any of its policies, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies;

                  (d) other than in the ordinary course of the Business and consistent with past practice, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any officer, director, employee, partner, consultant or agent of Seller, or any accrual for or commitment or agreement to make or pay the same;

                  (e) made any payment or commitment to pay any severance or termination pay to any of its officers, partners, leased employees, consultants or agents, other than in the ordinary course of the Business;

                  (f) except for inventory, raw materials, equipment and tangible personal property acquired in the ordinary course of the Business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person; or

                  (g) made any payments to Brown Brothers Harriman & Co. or prepaid any other Indebtedness of Seller.

         Section 5.30 Tangible Property. Schedule 5.30 sets forth all interests owned or claimed by Seller (including, without limitation, options) in or to the plant, machinery, equipment, furniture, leasehold improvements, fixtures, structures, any related capitalized items and other tangible property, including, without limitation, all computer and telecommunications equipment, material to the Business and which is treated by Seller as depreciable or amortizable property reflected on the Unaudited Financial Statements and not sold or disposed of in the ordinary course of the Business since the Financial Statement Date ("Tangible Property").

         Section 5.31 Real Property. (a) Schedule 5.31(a) sets forth a true and complete list of (i) the Owned Real Property), identifying the address and legal description of each parcel of Owned Real Property, (ii) all real property and interests in real property which are leased, directly or indirectly, by or to Seller or in respect of which Seller has an option to enter a lease (individually, a "Real Property Lease"), identifying, for each Real Property Lease, the parties thereto and the address of the property subject thereto, and
(iii) all Liens of which Seller has Knowledge relating to or affecting any parcel of Owned Real Property or Real Property Lease other than Permitted Liens. Seller has delivered to the Buyer a true, correct and complete copy of each Real Property Lease, including all amendments, modifications, supplements, side letters and consents affecting the obligations of any party thereunder.

                  (b) Except as disclosed in Schedule 5.31(b), Seller has indefeasible title to, and actual and exclusive possession of, the Owned Real Property and the leasehold estates in all Real Property Leases (any real property of which Seller is a fee owner or which Seller has a leasehold interest in and is specified as a Real Property Lease, the "Acquired Real Property") in each case free and clear of all Liens of any nature created by, through or under Seller except Permitted Liens.

                  (c) Except as disclosed on Schedule 5.31(c), no Acquired Real Property is subject to any lease, sublease, license, concession or other agreement (written or oral) granted by, through or under Seller granting to any other Person any right to the use, occupancy or enjoyment of any Acquired Real Property or any part thereof.

                  (d) To Seller's Knowledge, each Real Property Lease is in full force and effect and is valid and enforceable in accordance with its terms. There is no default under any Real Property Lease either by Seller or, to the Knowledge of Seller, by any other party thereto, and to Seller's Knowledge, no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder. To Seller's Knowledge, each Real Property Lease covers the entire estate it purports to cover and, upon the consummation of the transactions contemplated hereby (including delivery of the landlord consents listed in Schedule 5.31(d)), will entitle the Buyer to the exclusive use, occupancy and possession of the real property specified in such Real Property Lease and for the purposes such property is now being used by Seller. No previous or current party to any such Real Property Lease has given notice to Seller of a Claim against Seller with respect to any breach or default thereunder.

                  (e) To the Knowledge of Seller, (i) there does not exist any pending imposition of any assessments for public improvements with respect to any Acquired Real Property, and (ii) no such improvements have been constructed or planned that would be paid for by means of assessments upon any Acquired Real Property.

                  (f) To the Knowledge of Seller, the buildings and improvements located on the Owned Real Property are located within the boundary lines of the Owned Real Property, and no improvements constituting a part of any Owned Real Property encroach on real property not leased or owned by Seller, to the extent that removal of such encroachment would materially impair the manner and extent of the current use, occupancy and operation of such improvements or cost in excess of U.S.$5,000 in the aggregate.

                  (g) Except as set forth in Schedule 5.31(g), to the Knowledge of Seller, (i) no part of any Acquired Real Property is subject to any building or use restriction that would restrict or prevent the present use and operation of such Acquired Real Property, (ii) each parcel of Acquired Real Property is properly and duly zoned for its current use by Seller and the continuation of such use by the Buyer following the Closing, and (iii) such current use is in all respects a conforming use by Seller. No Authority having jurisdiction over any Owned Real Property has issued to Seller or, to the Knowledge of Seller, threatened to issue any notice or Order that may materially adversely affects the use or operation of such Owned Real Property, or requires, as of the Closing or a specified date in the future, any material repairs or alterations or additions or improvements thereto, or the payment or deduction of any money, fee, exaction or property.

                  (h) To the Knowledge of Seller, there are no physical, mechanical or structural defects in or concerning the buildings and other permanent improvements constituting part of the Acquired Real Property that are occupied, operated or owned by Seller materially and adversely affecting their current use, occupancy, or value.

                  (i) Seller has not received any written notice from any insurance company that has issued a Policy with respect to any Acquired Real Property requesting performance of any structural or other repairs or alterations to such Acquired Real Property. During the period that Seller has owned any Owned Real Property, Seller has not granted any encroachment, easement, encumbrance or other adverse interest in, to or upon the Owned Real Property except for Permitted Liens.

                  (j) There are no outstanding options or rights of first refusal to purchase the Owned Real Property, any portion thereof, or any interest therein, granted by Seller.

                  (k) To the Seller's Knowledge, except for common areas of office buildings, no Acquired Real Property is dependent for its access, operation or utility on any land, building or other improvement not part of each parcel of Acquired Real Property or is dependent for ingress or egress on third-party interests.

         Section 5.32 Bank Accounts; Lockboxes. Schedule 1.1(j) hereto sets forth a complete list of all bank accounts and lockboxes where Seller has deposited all of its cash and where all customer and other receipts are deposited.

         Section 5.33 Disclosure. The Schedules to this Agreement referred to in
Article 5, taken as a whole, contain all material information required by this
Article 5 to be disclosed, set forth or listed in such Schedules and are true, complete and accurate in all material respects. Seller has not willfully or intentionally failed to disclose to Buyer or Parent any fact of which Seller has Knowledge relating specifically to the Business (and not generally to businesses of the same or similar type as the Business) which would reasonably be expected to have a Material Adverse Effect.

         Section 5.34 Disclaimer. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT, NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE REGARDING THE CONDITION, FITNESS OR SERVICEABILITY OF ANY OF THE PURCHASED ASSETS, INCLUDING, WITHOUT LIMITATION, (A) ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR
(B) ANY EXPRESS OR IMPLIED WARRANTY REGARDING THE DESIGN, ENGINEERING, CONSTRUCTION OR CONDITION OF ANY PROPERTY, INCLUDING WITHOUT LIMITATION IMPROVEMENTS LOCATED ON ANY REAL PROPERTY, ANY FIXTURES OR ANY PERSONAL PROPERTY.

                                    ARTICLE 6
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

         Buyer and Parent jointly and severally represent and warrant to Seller, as follows:

         Section 6.1 Corporate and Partnership Organization, Etc. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of Texas with full partnership power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Buyer and Parent are each duly qualified or licensed to do business and are in corporate and Tax good standing in every jurisdiction in which the conduct of their business, the ownership or lease of their properties, require each to be so qualified or licensed.

         Section 6.2 Authorization, Etc. Buyer and Parent each have full power and authority to enter into this Agreement and the agreements contemplated hereby to which each is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors and General Partner of Buyer and Parent, as the case may be, and no other corporate or partnership proceedings on their part are necessary to authorize this Agreement and the agreements contemplated hereby and the transactions contemplated hereby and thereby. This Agreement and all other agreements contemplated hereby to be entered into by Buyer and Parent each constitutes a legal, valid and binding obligation of each of Buyer and Parent enforceable against Buyer and Parent in accordance with its terms.

         Section 6.3 No Violation. The execution, delivery and performance by Buyer and Parent of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by Buyer and Parent, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (whether with or without due notice, the passage of time or both), (c) result in a violation of, or (d) require any authorization, consent, approval, exemption or other action by, or notice to, or filing with any third party or Authority pursuant to, the charter, bylaws or partnership agreement of either Buyer or Parent or any applicable Regulation (including, without limitation, approvals pursuant to the Hart-Scott-Rodino Act), Order or Contract to which Buyer or Parent or either of their properties are subject. Buyer and Parent have complied with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.


                                    ARTICLE 7
                                OTHER AGREEMENTS

         The parties further agree as follows:

         Section 7.1 Deliveries After Closing. From time to time after the Closing, at Buyer's or Parent's request and without expense to Seller and without further consideration from Buyer or Parent, Seller, shall execute and deliver such other instruments of conveyance and transfer and take such other action as Buyer or Parent reasonably may require to convey, transfer to and vest in Buyer and to put Buyer in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder; provided that Seller incurs no additional liability or obligation in connection therewith.

         Section 7.2 Confidentiality. Except as may be required by lawful order of an Authority of competent jurisdiction, Seller agrees to keep secret and confidential, after the Closing, all non-public information concerning the Business, the Purchased Assets and the Assumed Liabilities, except any of the same which: (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which Seller and its Affiliates are bound); or (b) was disclosed to Seller by a third party not subject to any duty of confidentiality to Seller. Notwithstanding anything contained in this Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this Agreement, each party (and each employee, representative, or other agent of such party) is authorized to disclose, to the extent required by law, to any and all Persons, beginning immediately upon commencement of discussions regarding the transactions contemplated by this Agreement, and without limitation of any kind, the U.S. federal, state or local tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative, or other agent of such party) relating to such tax treatment and tax structure. For purposes of this authorization, the "tax treatment" of a transaction means the purported or claimed tax treatment of the transaction, and the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed tax treatment of the transaction. None of the parties to the transactions contemplated by this Agreement provides U.S. tax advice, and each party shall consult its own advisors regarding its participation in the transactions contemplated by this Agreement.

         Section 7.3 Public Announcements. The form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and transactions contemplated hereby shall be subject to the prior approval of Seller and Parent, which approval shall not be unreasonably withheld. No press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement, except to the extent any such disclosure is required by any Regulation or Authority.

         Section 7.4 Tax Cooperation.

                  (a) Closing of the Books. For the Tax year of Seller prior to and ending on the Closing Date, the items of income, gain, loss, deduction, and credit allocable to Seller for such Tax year shall be based on a closing of the books as of the Closing Date pursuant to Section 706 of the Code and the regulations thereunder.

                  (b) Cooperation on Tax Matters. (i) Buyer, Parent and Seller shall cooperate fully, as and to the extent reasonably requested by any of them, in connection with any audit, litigation or other proceeding with respect to Taxes for any period ending on or prior to the Closing Date. Such cooperation shall include the retention and (upon another party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees (to the extent such employees were responsible for the preparation, maintenance or interpretation of information and documents relevant to Tax matters or to the extent required as witnesses in any Tax proceedings), available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties agree (A) to retain all books and records with respect to Tax matters pertinent to the Business relating to any taxable period beginning before the Closing Date until six months after the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention obligations imposed by law or pursuant to agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another party so requests, Buyer, Parent or Seller, as the case may be, shall allow the other to take possession of or copy such books and records.

                  (c) Contests.

                  (i) Seller on the one hand, and Buyer or Parent on the other, shall notify the other in writing within 30 days or such shorter period as may be required thereby of receipt of written notice of any pending or threatened Tax examination, audit or other administrative or judicial proceeding (a "Tax Contest") that could reasonably be expected to result in a liability for Taxes of another party. If the recipient of such notice of a Tax Contest fails to provide such notice to such other party, and the recipient is entitled to indemnification for Taxes under this Agreement, it shall be entitled to indemnification for any Taxes arising in connection with such Tax Contest, but only to the extent, if any, that such failure or delay shall not have adversely affected the indemnifying party's ability to defend against, settle, or satisfy any action, suit or proceeding against it, or any damage, loss, claim, or demand for which the indemnified party is entitled to indemnification hereunder.

                  (ii) If a Tax Contest relates to any Taxes for which Seller is liable in full hereunder, Seller shall at its expense control the defense and settlement of such Tax Contest. If such Tax Contest relates to any Taxes for which Buyer or Parent is liable in full hereunder, Buyer or Parent shall at its own expense, control the defense and settlement of such Tax Contest. A party not in control of the defense shall have the right to observe the conduct of any Tax Contest at its expense, including through its own counsel and other professional experts. If a Tax Contest relates to Taxes for which Seller and either Buyer or Parent or both may be liable hereunder, the parties that may have such liability shall jointly control the defense and settlement of such Tax Contest.

                  (iii) To the extent that an issue raised in any Tax Contest controlled by one party or jointly controlled could materially affect the liability for Taxes of another party, the controlling party shall not, and no party in the case of joint control shall, enter into a final settlement without the written consent of the other party or parties, which consent shall not be unreasonably withheld. Where a party withholds its consent to any final settlement, that party may continue or initiate further proceedings, at its own expense, and the liability of the party or parties that wished to settle (as between the consenting and the non consenting parties) shall not exceed the liability that would have resulted from the proposed final settlement including interest, additions to Tax, and penalties that have accrued at that time, and the non consenting party or parties shall indemnify the consenting party or parties for such Taxes.

         Section 7.5 Liability for Taxes. All Taxes resulting from or payable in connection with the sale of the Purchased Assets and the assumption of the Assumed Liabilities in accordance with this Agreement shall be timely paid by the party on whom the Taxes are imposed by the applicable Taxing Authorities. All obligations under this Section 7.5 shall survive the Closing Date hereunder and continue until 30 days following the expiration of the statute of limitations on assessment of the relevant Tax.

         Section 7.6 Name Change. Seller shall execute and deliver an amendment to its Certificate of Limited Partnership to change its name to a name other than Southwest Concrete Products, L.P., or any variant thereof in acceptable form to be filed with the Delaware Secretary of State's office and any other jurisdiction where Seller is qualified to do business within 30 days following the Closing. Further, Seller shall cause its general partner, Southwest Concrete Management Company, LLC, to change its name to a name other than Southwest Concrete Management, L.P., or any variant thereof in acceptable form to be filed with the Delaware Secretary of State's office and any other jurisdiction where the general partner is qualified to do business within 30 days following the Closing.

         Section 7.7 Rights to Refunds. If Seller, on the one hand, or Buyer, Parent or any of their Affiliates on the other hand, receives a refund of any Taxes for which the other has paid such Taxes, then the party receiving such refund shall, within 30 days after its receipt, remit it to the party who paid such Taxes; provided, however, that this section shall not affect the liability of the parties for Taxes as set forth elsewhere herein.

         Section 7.8 Mail Received After Closing. Following the Closing, Buyer may receive and open all mail addressed to Seller at any of the locations of Seller acquired hereunder, other than mail that is labeled personal and/or confidential, and to the extent that such mail and the contents thereof relate to the Business, the Purchased Assets or the Assumed Liabilities, deal with the contents thereof in its good faith discretion, subject, however, to Article 8 . Buyer shall promptly notify Seller of (and provide Seller copies of the relevant portions of) any mail that obliges Seller to take any action or indicates that action may be taken against Seller. To the extent that such mail and the contents thereof do not relate to the Business, the Purchased Assets or the Assumed Liabilities, such mail and the contents thereof shall be promptly forwarded to Seller at the address set forth in Section 9.4 below, or such other address as Buyer is advised of in writing by Seller.

         Section 7.9 Prorations. Unearned insurance premiums, prepaid utility charges, prepaid rentals, property Taxes and other prepaid expenses with respect to the Purchased Assets applicable to periods both prior to and after Closing shall be prorated as of the Closing and amounts owing by Buyer to Seller, or by Seller to Buyer, resulting from such proration shall be settled within 30 days after the amounts thereof have been determined and agreed to by Seller and Buyer. Representatives of Seller and Buyer may take readings or other measurements of gas, water, electricity and other utilities. Such readings and measurements, if taken, shall be binding, conclusive and used for purpose of the apportionment provided herein.

         Section 7.10 Post-Closing Operation of Business. Parent and Buyer jointly and severally agree that neither of them nor any of their Affiliates shall intentionally take or omit to take any action that has the effect of manipulating revenues, net income or expenses of the Business or other components of EBITDA in any manner, the effect of which decreases the 2005 EBITDA or the 2005 Earn-Out Consideration, by either the diversion of business or business opportunities, unreasonable increases in expenses, payments to Affiliates, failure to make necessary capital or maintenance expenditures, reduction of work force or capacity, reduction of sales and marketing efforts, dispositions of assets or otherwise actions taken that are not in the ordinary course of the Business as operated by Seller prior to Closing. It is the intention of the parties that the Business shall be operated by Buyer from the date hereof through the twelve months ending December 31, 2005 on a stand-alone basis and in a manner consistent with the operation of the Business by Seller.

                                    ARTICLE 8
                                 INDEMNIFICATION

         Section 8.1 Survival. The representations and warranties in this Agreement (including the Schedules hereto) and in any other agreement, instrument or certificate being executed and delivered by a party hereto on the date hereof pursuant to or in connection with this Agreement, including, without limitation the Closing Letter (the "Other Closing Documents") shall terminate on the 18 month anniversary of the Closing Date; provided that the representations, warranties and indemnities for breach thereof for which an indemnification Claim shall be pending as of the 18 month anniversary of the Closing Date, shall survive with respect to such Claim until the final disposition thereof. The covenants of the parties contained herein and the Other Closing Documents to be performed after the Closing Date shall survive the execution of this Agreement and the Closing Date. The representations and warranties in this Agreement and the Other Closing Documents shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party or be affected by the Knowledge of any officer, director, stockholder, employee, partner or agent of any party seeking indemnification hereunder or by the acceptance of any certificate or opinion from any third party. Notwithstanding the foregoing, the indemnification covenants of the parties in Article 8 with respect to the Assumed Liabilities and the Retained Liabilities shall survive until all such Assumed Liabilities and Retained Liabilities and indemnification Claims under
Article 8 with respect thereto are paid in full by the party responsible therefor pursuant to the terms of this Agreement.

         Section 8.2 Limitations.

                  (a) Absent fraud, Seller shall not be required to indemnify the Buyer Indemnified Parties under Section 8.3(a) (other than with respect to the representations and warranties made by Seller in Section 5.17) and Buyer and Parent shall not be required to indemnify the Seller Indemnified Parties under
Section 8.4(a) until the Indemnifiable Damages incurred thereunder, individually or in the aggregate, exceed $100,000 (the "Hurdle Amount"), at which point such indemnifying party or parties shall, subject to Section 8.2(c), and in the case of Seller, Section 8.6, be responsible for all such Indemnifiable Damages that may arise in excess of the Hurdle Amount; and provided that such Indemnifiable Damages shall accumulate until such time as they exceed the Hurdle Amount, whereupon the party or parties to be indemnified shall be entitled, subject to
Section 8.2(b), and in the case of Seller, Section 8.6, to seek indemnification for the full amount of such Indemnifiable Damages in excess of the Hurdle Amount.

                  (b) With respect to the representations and warranties made by Seller in Section 5.17, absent fraud, Seller shall not be required to indemnify the Buyer Indemnified Parties under Section 8.3(a) until the Indemnifiable Damages incurred thereunder, individually or in the aggregate, exceed $100,000 (the "Environmental Hurdle Amount"), at which point Seller shall, subject to
Section 8.2(c) and Section 8.6, be responsible for all such Indemnifiable Damages that may arise in excess of the Environmental Hurdle Amount; and provided that such Indemnifiable Damages shall accumulate until such time as they exceed the Environmental Hurdle Amount, whereupon the Buyer Indemnified Parties shall be entitled, subject to Section 8.2(b) and Section 8.6, to seek indemnification for the full amount of such Indemnifiable Damages in excess of the Environmental Hurdle Amount.

                  (c) Absent fraud, Seller shall not be required to indemnify the Buyer Indemnified Parties under Section 8.3(a) and Buyer and Parent shall not be required to indemnify the Seller Indemnified Parties under Section 8.4(a) for any amount of Indemnifiable Damages incurred thereunder in excess of $5,200,000.

         Section 8.3 Indemnification by Seller. Subject to Sections 8.1, 8.2 and 8.6, Seller agrees to, and shall indemnify Buyer and Parent and their respective Affiliates and the officers, directors, employees, stockholders, representatives and agents of each of them (the "Buyer Indemnified Parties") and hold each of them harmless against and in respect of any and all Indemnifiable Damages resulting from, or in respect of, any of the following:

                  (a) Any misrepresentation, breach of warranty, or non-fulfillment of any covenant on the part of Seller under this Agreement or any of the Other Closing Documents executed and delivered by Seller, other than the covenants in Sections 7.2, 7.4, 7.7 and 7.8;

                  (b) Any breach of the covenants in Sections 7.2, 7.4, 7.7 and
7.8 on the part of Seller; and

                  (c) The Retained Liabilities.

         Section 8.4 Indemnification by Buyer and Parent. Subject to Sections
8.1 and 8.2, Buyer and Parent agree to, and shall, jointly and severally, indemnify Seller, its Affiliates and the partners, officers, directors, employees, representatives, trustees and agents of each of them (the "Seller Indemnified Parties") and hold each of them harmless, against and in respect of any and all Indemnifiable Damages resulting from, or in respect of, any of the following:

                  (a) Any misrepresentation, breach of warranty or non-fulfillment of any obligation or covenant on the part of Buyer or Parent under this Agreement or any of the Other Closing Documents executed and delivered by Buyer or Parent, other than the covenants in Sections 3.2, 3.4(b), 7.4, 7.7, 7.8 and 7.10;

                  (b) Any breach of the covenants in Sections 3.2, 3.4(b), 7.4, 7.7, 7.8 and 7.10 on the part of Buyer or Parent; and

                  (c) The Assumed Liabilities.

         Section 8.5 Third-Party Claims.

                  (a) The following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of any (i) Tax audit or proceeding for the assessment of Tax by any Taxing Authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (ii) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation any other party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if the Indemnitee desires to make a claim for indemnification against the Indemnitor with respect to such third-party Claim, notify the Indemnitor in writing of the commencement or assertion of such third-party Claim and give the Indemnitor a copy of such Claim, process and all legal pleadings in the possession of the Indemnitee. The Indemnitor shall have the right to (i) participate in the defense of such action at its expense with counsel of reputable standing and (ii) assume the defense of such action by agreeing to assume such defense within 10 days of transmittal of the notice of the Claim by the Indemnitee, in writing unless such Claim (A) may result in criminal proceedings, injunctions or other equitable remedies in respect of the Indemnitee or its business; (B) may result in liabilities which, taken with other then existing Claims under this Article 8, would not be fully indemnified hereunder; (C) may have a material adverse effect on the business or financial condition of the Indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the Indemnitee);
(D) is for an alleged amount of less than $25,000; or (E) upon petition by the Indemnitee, if an appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such Claim, in which events the Indemnitee shall assume the defense.

                  (b) The Indemnitor and the Indemnitee shall cooperate in the defense of any third party Claims. In the event that the Indemnitor assumes or participates in the defense of such third party Claim as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are reasonable necessary to defend such third party Claim in a timely manner. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus all expenses (including reasonable legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability subject to this Article 8. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not assume the defense of any matter for which it is entitled to assume as provided above, or is not entitled to assume such defense, the Indemnitee shall have the full right to defend such Claim (and, in the cases specified in clauses (A) through (E) of Section 8.5(a), shall defend such Claim), but shall not settle such Claim without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

                  (c) Except as provided in Section 8.5(e), prior to paying or settling any Claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such Claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the Indemnitor, which shall not be unreasonably withheld; provided however, that no written approval is required from the Indemnitor as to any third party Claim
(i) that results solely in injunctions or other equitable remedies in respect of the Indemnitee or its business; (ii) that settles liabilities, or portions thereof, that are not subject to indemnification hereunder; or (iii) is for an amount of less than $25,000.

                  (d) An Indemnitee shall have the right to employ its own counsel in any case and the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim; (ii) the Indemnitor shall not have employed counsel in the defense of such Claim after 10 days notice; or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor; in any of the foregoing events such fees and expenses shall be borne by the Indemnitor.

                  (e) Each Indemnitor shall pay the indemnification amount claimed by the Indemnitee in immediately available funds promptly within 10 days after the Indemnitee provides the Indemnitor with written notice of a Claim hereunder unless the Indemnitor in good faith disputes such Claim. If the Indemnitor disputes such Claim in good faith, then after the resolution of such dispute, the amount finally determined to be due shall be paid by the Indemnitor to the Indemnitee in immediately available funds within 10 days of such dispute resolution. In the event the Indemnitor fails to pay the Indemnitee the amount of such indemnification Claim within such 10 day period the Indemnitor shall pay the Indemnitee interest on the amount of such indemnification Claim at a rate of 10% per annum, compounded monthly from the date of the original written notice of such indemnification Claim until the indemnification Claim is paid in full. If any Indemnitor fails to comply with its obligations to make cash payments to an Indemnitee in an aggregate amount sufficient to reimburse the Indemnitee for all the Indemnifiable Damages resulting from an indemnified Claim, the Indemnitee may pursue any and all rights and remedies against the Indemnitor available in law or in equity, subject only to the limitations set forth in
Section 8.2 above and Section 8.6 below.

         Section 8.6 Recourse for Certain Seller Indemnification Obligations; Purchase Price Adjustment; Exclusive Remedy.

                  (a) Absent fraud, any Claims for indemnification by any of the Buyer Indemnified Parties against Seller under Section 8.3(a) shall be satisfied by Buyer, on behalf of any of the Buyer Indemnified Parties, solely by recourse against the Escrow Amount, all in accordance with the terms of the Escrow

Agreement, and no Buyer Indemnified Party shall have any other recourse against Seller, its partners, or its or their successors or assigns or any of their respective assets (including the 2005 Earn-Out Consideration) for any Indemnifiable Damages under Section 8.3(a).

                  (b) All payments for Indemnifiable Damages made pursuant to Sections 8.3(a) or 8.4(a) shall be treated as adjustments to the Purchase Price.

                  (c) Absent fraud, no Buyer Indemnified Party shall have any recourse against Seller for any breach of this Agreement or any Other Closing Document by Seller or otherwise in connection with the transactions contemplated hereby except pursuant to, and subject to the limitations in, this Article 8. Absent fraud, no Seller Indemnified Party shall have any recourse against Buyer or Parent for any breach of this Agreement or any Other Closing Document by Buyer or Parent or otherwise in connection with the transactions contemplated hereby except pursuant to, and subject to the limitations in, this Article 8.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         Section 9.1 Amendment and Modification. This Agreement may be amended, modified and/or supplemented only by written agreement of all the parties hereto with respect to any of the terms contained herein. No course of dealing between or among the parties shall be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

         Section 9.2 Waiver of Compliance; Consents. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing to be effective.

         Section 9.3 Certain Definitions.

                  "24/7" shall have the meaning set forth in Section 5.14(h).

                  "2005 EBITDA" shall mean the EBITDA of Buyer for the twelve months ending December 31, 2005.

                  "2005 EBITDA Calculations" shall have the meaning set forth in
Section 3.2.

                  "2005 Earn-Out Consideration" shall mean a cash amount equal to the product of (a) 5.7 and (b) the difference, if a positive number, between the 2005 EBITDA and $5,500,000.

                  "Acquired Real Property" shall have the meaning set forth in
Section 5.31(b).

                  "Affiliate" means, with regard to any specified Person, (a) any other Person, directly or indirectly, Controlled by, under common Control with, or Controlling such specified Person; (b) any Person, directly or indirectly, in which such specified Person holds, of record or beneficially, fifty percent (50%) or more of the equity or voting securities; (c) any Person that holds, of record or beneficially, fifty percent (50%) or more of the equity or voting securities of such specified Person; (d) any Person that, through contract, relationship or otherwise, exerts a substantial influence on the management of such specified Person's affairs; (e) any Person that, through contract, relationship or otherwise, is influenced substantially in the management of its affairs by such specified Person; (f) any director, officer, manager or individual holding a similar position in respect of such Person; or
(g) as to any natural Person, any Person related by blood, marriage or adoption, including without limitation, any spouse, parent, grandparent, aunt, uncle, child, grandchild, sibling, cousin or in-law of such natural Person.

                  "Assumed Liabilities" shall have the meaning set forth in
Section 2.1.

                  "Audited Financial Statements" shall have the meaning set forth in Section 5.4.

                  "Authority" means any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, national, federal, state or local.

                  "Bosnia Assets" shall have the meaning set forth in Section 1.2(a).

                  "Business" shall have the meaning set forth in the recitals.

                  "Business Day" shall have the meaning set forth in Section
4.1.

                  "Buyer" shall have the meaning set forth in the preamble.

                  "Buyer Indemnified Parties" shall have the meaning set forth in Section 8.3.

                  "CERCLA" means Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Regulations thereunder.

                  "CERCLIS" means Comprehensive Environmental Response, Compensation, and Liability Information System.

                  "Claim" means any action, suit, claim, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation or noncompliance, litigation, proceeding, arbitration, appeal or other dispute, whether civil, criminal, administrative or otherwise.

                  "Closing" shall have the meaning set forth in Section 4.1.

                  "Closing Cash Amount" shall have the meaning set forth in
Section 3.1.

                  "Closing Date" shall have the meaning set forth in Section
4.1.

                  "Closing Letter" shall have the meaning set forth in Section 4.1.

                  "Closing Payment" shall have the meaning set forth in Section 3.3(a).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

                  "Contract" means any agreement, contract, commitment, instrument, document, certificate or other arrangement or understanding, whether written or oral, legally binding on Seller.

                  "Control" means (including, with correlative meanings, the terms "Controlling," "Controlled By," and "Under Common Control With") shall mean, with respect to any specified Person, the possession by another Person, directly or indirectly, of the power to direct or cause the direction of management of such specified Person, whether through ownership of voting interests, by agreement or otherwise.

                  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

                  "Disputed Matters" shall have the meaning set forth in Section 3.4(b).

                  "EBITDA" shall mean the consolidated net income of the Business for the twelve months ending December 31, 2005, plus (a) provision for Taxes based on income or profits of the Business for such period, to the extent that such provision for Taxes was included in computing such net income, plus
(b) interest expense of the Business for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to hedging obligations), to the extent that any such expense was deducted in computing such net income, plus (c) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such net income, plus (d) except for any selling, general or administrative expenses of the Business that are paid or assumed by Parent or any of its Affiliates (other than Buyer) after the Closing that do not exceed the amounts that would have been paid by Seller prior to Closing on a stand-alone basis and to the extent any such expense is included as an expense for purposes of computing such net income, any management or consulting or other expenses or payments of any kind paid pursuant to any management, consulting or other agreement or arrangement of any kind with Parent or any of its Affiliates or any of the stockholders, officers, directors of Parent or any of its Affiliates or any of their Affiliates to the extent any such fees, expenses or payments were deducted in computing such net income, plus (e) any expenses or costs incurred for the preparation of the 2005 EBITDA Calculations, to the extent any such expenses or costs were deducted in computing such net income, plus (f) the compensation paid to Murphy Lents and Bobby Lee Whisnant in excess of $390,000 for the twelve months ending December 31, 2005, less (g) any selling, general or administrative expenses of the Business that are paid or assumed by Parent or any of its Affiliates (other than Buyer) after the Closing that do not exceed the amounts that would have been paid by Seller prior to closing on a stand-alone basis to the extent any such expenses are not included as an expense for purposes of computing such net income, in each case determined in accordance with GAAP on a basis consistent with (except as otherwise provided in this definition) Seller's Statement of Cash Flows for the year ended December 31, 2003.

                  "Employee Benefit Plan" shall have the meaning set forth in
Section 5.13(a).

                  "Employee Leasing Company" shall have the meaning set forth in
Section 5.13(a).

                  "Employee Leasing Company Benefit Plans" shall have the meaning set forth in Section 5.13(a).

                  "Environmental Hurdle Amount" shall have the meaning set forth in Section 8.2(b).

                  "Environmental Law" shall mean any applicable Regulation, Order, settlement agreement or Authority requirement, which relates to or otherwise imposes liability or standards of conduct concerning the environment, health, safety or Hazardous Substances, including without limitation, discharges, emissions, releases or threatened releases of noises, odors or any Hazardous Substances, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances, including but not limited to CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Clean Water Act, the Clean Air Act, the Occupational Safety and Health Act, any so-called "Superlien" law, all as now or hereafter amended or supplemented, and the Regulations promulgated thereunder, and any other similar Federal, state or local Regulations.

                  "Environmental Permit" shall mean Permits required by any Environmental Law and necessary for the Business.

                  "ERISA" shall have the meaning set forth in Section 5.13.

                  "Escrow Amount" shall have the meaning set forth in Section 3.3(a).

                  "Excluded Assets" shall have the meaning as set forth in
Section 1.2.

                  "Final EBITDA 2005 Calculations" shall have the meaning set forth in Section 3.4(b).

                  "Financial Statements" shall have the meaning as set forth in
Section 5.4.

                  "Financial Statement Date" shall have the meaning as set forth in Section 5.4.

                  "GAAP" means accounting principles generally accepted in the United States of America.

                  "Government Contract" means any Contract of Seller that is with any Authority or Government Entity, including, without limitation, all Contracts and work authorizations directly with any Authority or Government Entity to supply goods and services to such Authority or Government Entity, but does not include any Contract with any Person that is not itself an Authority or Government Entity.

                  "Government Entity" shall mean a federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, commission, board, bureau, or other Authority or instrumentality, domestic or foreign.

                  "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business and any product or service warranty), direct or indirect with respect to any obligations of another Person, through a Contract or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other Investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

                  "Hazardous Substances" shall include any toxic or hazardous substance, material, or waste, any petroleum or petroleum products, radioactive materials, asbestos in any form that has become friable, ura formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, any chemicals, materials or substances defined or included in the definition of "hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law, any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any governmental Authority and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products or by-products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Law.

                  "Hurdle Amount" shall have the meaning set forth in Section 8.2(a).

                  "Income Taxes" means United States federal income taxes.

                  "Indebtedness" with respect to any Person means (a) any obligation of such Person for borrowed money, but in any event shall include:
(i) any obligation or liabilities for which such Person has liability or which is secured by a Lien on any property of such Person incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in the ordinary course of business;
(ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder; (iii) capitalized lease obligations; and
(iv) all Guarantees of such Person; (b) accounts payable of such Person that have not been paid within 60 days of their due date and are not being contested;
(c) annual employee bonus obligations that are not accrued on the Financial Statements; and (d) retroactive insurance premium obligations.

                  "Indemnifiable Damages" means any and all loss, liability, claim, damage, expense (including out-of-pocket costs of investigation and defense and reasonable attorneys' fees and expenses), whether or not involving a third-party claim under Section 8.5, that an indemnified Person may suffer or incur; provided, however (a) the amount of any Indemnifiable Damages shall be reduced for any insurance actually received by an indemnified Person in respect of such loss, liability, claim, damage, expense (including out-of-pocket costs of investigation and defense and reasonable attorneys' fees and expenses) and
(b) the amount of any Indemnifiable Damages shall be reduced for indemnities from third parties or in the case of third-party Claims, by any amount actually recovered by an indemnified Person pursuant to counterclaims directly relating to the facts giving rise to such third-party Claims.

                  "Indemnitee" shall have the meaning set forth in Section 8.5.

                  "Indemnitor" shall have the meaning set forth in Section 8.5.

                  "Independent Accountants" shall have the meaning set forth in
Section 3.4(b).

                  "Independent Accountants' Final 2005 EBITDA Calculations" shall have the meaning set forth in Section 3.4(b).

                  "Industrial Revenue Bonds" shall have the meaning set forth in
Section 2.1(a).

                  "Intellectual Property" means all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, Internet domain names and universal resource locators ("URLs"), trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors and other proprietary information or material of any type, whether written or unwritten (and all good will associated with, and all derivatives, improvements and refinements of, any of the foregoing).

                  "Investment" shall mean (a) any direct or indirect ownership, purchase or other acquisition by a Person of any notes, obligations, instruments, capital stock, options, securities or ownership interests (including partnership interests and joint venture interests) of any other Person; and (b) any capital contribution or similar obligation by a Person to any other Person.

                  "Knowledge" means (a) with respect to Seller, the actual knowledge of Bobby Lee Whisnant, Murphy Lents, John Lents or Jim Pouns with respect to a particular fact or matter in question and all knowledge which would have been obtained by reasonable inquiry by either Messrs. Whisnant, John Lents or Murphy Lents and (b) with respect to Buyer or Parent, the actual knowledge of any officer, director, partner or management employee of either Buyer or Parent.

                  "Lien" means any (a) security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, charge, restriction on transfer or otherwise, or interest of another Person of any kind or nature, including any conditional sale or other title retention Contract or lease in the nature thereof; (b) any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute; and (c) any subordination arrangement in favor of another Person.

                  "Material Adverse Change" means any developments or changes which would have a Material Adverse Effect.

                  "Material Adverse Effect" means any circumstance, state of facts or matters, changes, developments or effects that has or is reasonably expected by Seller to have a material adverse effect in respect of the Business or Seller's properties, assets, results of operations, plans, strategies or condition (financial or otherwise) of Seller, taken as a whole.

                  "Occurrence" means any accident, happening or event which occurs or has occurred at any time prior to the Closing Date that is caused or allegedly caused by any hazard or defect in manufacture, design, materials or workmanship including, without limitation, any failure or alleged failure to warn or any breach or alleged breach of express or implied warranties or representations with respect to a product manufactured, shipped, sold or delivered by or on behalf of Seller which results or is alleged to have resulted in injury or death to any Person or damage to or destruction of property (including damage to or destruction of the product itself) or other consequential damages, at any time.

                  "Operating Lease" means a lease of tangible property to which Seller is a party as lessee that is not a capitalized lease under GAAP.

                  "Order" means any writ, decree, order, judgment, injunction, rule, ruling, Lien, voting right, consent of or by an Authority.

                  "Other Closing Documents" shall have the meaning set forth in
Section 8.1.

                  "Owned Real Property" shall have the meaning set forth in
Section 1.1(i).

                  "Parent" shall have the meaning set forth in the preamble.

                  "Permits" means all permits, licenses, registrations, certificates, Orders, qualifications or approvals required by any Authority.

                  "Permitted Liens" means (a) statutory Liens not yet delinquent and immaterial in amount; (b) such imperfections or irregularities of title or Liens as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties, or do not materially detract from the value of such properties and assets; (c) Liens reflected in the Financial Statements or the notes thereto; (d) the rights of customers of Seller with respect to inventory or work in progress under purchase orders or Contracts entered into by Seller in the ordinary course of business; (e) mechanics', carriers', workers', repairmen's, warehousemen's, or other similar Liens arising in the ordinary course of business in respect of obligations not overdue and immaterial in amount or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien; (f) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade Contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the ordinary course of business and immaterial in amount; and (g) Liens evidenced by the Real Property Leases, the Operating Leases, the contracts and the Seller's licenses of Intellectual Property; (h) Liens and encroachments described in any title insurance policy, survey or title commitment provided to or obtained by Buyer or Parent; and (i) Liens not created by, through or under Seller.

                  "Person" means any corporation, partnership, joint venture, limited liability company, organization, entity, Authority or natural person.

                  "Policies" means all Contracts that insure (a) Seller's, properties, plant and equipment for loss or damage; and (b) Seller or its officers, directors, employees or agents against any liabilities, losses or damages (or lost profits) for any reason or purpose.

                  "Prime Rate" shall have the meaning set forth in Section
3.4(c).

                  "Projections" shall have the meaning set forth in Section
5.27.

                  "Purchased Assets" shall have the meaning set forth in Section 1.1.

                  "Purchase Price" shall have the meaning set forth in Section 3.1.

                  "Real Property Lease" shall have the meaning set forth in
Section 5.31(a).

                  "Recalls" means product recall, rework or post-sale warning or similar action.

                  "Regulation" means any rule, law, code, statute, regulation, ordinance, requirement, announcement, policy, rule of common law or other binding action of or by an Authority and any judicial interpretation thereof.

                  "Retained Liabilities" shall have the meaning set forth in
Section 2.2.

                  "Seller" shall have the meaning set forth in the preamble.

                  "Seller Indemnified Parties" shall have the meaning set forth in Section 8.4.

                  "Seller's Intellectual Property" shall mean all Intellectual Property owned by Seller and used in connection with the Business.


                  "Subsidiary" means, as to Seller, any other Person, a majority of the outstanding equity or other ownership interests are beneficially owned, directly or indirectly, by Seller.

                  "Tangible Property" shall have the meaning set forth in
Section 5.30.

                  "Tax Contest" shall have the meaning set forth in Section 7.7(c).

                  "Tax Returns" means federal, state, foreign and local Tax reports, returns, information returns and other similar documents, but does not include Income Tax reports, returns, information returns or other similar documents.

                  "Taxes" means all taxes, however denominated, including ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, occupational and interest equalization, windfall profits, severance, and other similar charges (including interest and penalties), but shall not include Income Taxes.

                  "Taxing Authority" means the Internal Revenue Service and any other federal, state, or local authority which has the right to impose Taxes or Income Taxes on Seller or its partners.

                  "Unaudited Financial Statements" shall have the meaning set forth in Section 5.4.

                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable Regulation, Order governing underground storage tanks.

                  "VEBAs" shall have the meaning set forth in Section 5.13(a).

                  Section 9.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) 1 calendar day after being delivered by hand,
(b) 5 calendar days after being mailed first class or certified with postage paid or (c) upon receipt if couriered by overnight receipted courier service or
(d) when the party receiving a telecopy shall have confirmed receipt of the communication:

                  (a) If to Seller, to:

                      Southwest Concrete Products, L.P.
                      2088 FM 949
                      Alleyton, Texas  78930
                      Attention:  Mr. Murphy Lents
                      Telephone:  (979) 732-3040
                      Facsimile:  (979) 732-3013
                      Email:  mlents@swconcrete.com
                  with a copy to:
                  (which shall not constitute notice to Seller)

                      Bracewell & Patterson, L.L.P.
                      711 Louisiana Street, Suite 2900
                      Houston, Texas  77002-2781
                      Attention: John L. Bland
                      Telephone: (713) 221-1310
                      Facsimile: (713) 221-2163
                      Email: john.bland@bracepatt.com

                  or to such other Person or address as Seller shall furnish by notice to Buyer and Parent in writing.

                  (b) If to Buyer or Parent, to:

                       Headwaters Incorporated
                       10653 South River Front Parkway
                       Suite 300
                       South Jordan, UT  84095
                       Attention:        Brett A. Hickman
                       Telephone: (801) 984-9400
                       Facsimile: (801) 984-9430
                       Email:  bhickman@hdwtrs.com

                  with a copy to:
                  (which shall not constitute notice to Buyer or Parent)

                      Sayles, Lidji & Werbner
                      4400 Renaissance Tower
                      1201 Elm Street
                      Dallas, Texas 75270
                      Attention:       Michael R. Dorey
                      Telephone:       (214) 939-8707
                      Facsimile:       (214) 939-8787
                      Email:  mdorey@slw.com

                  or to such other Person or address as Buyer or Parent shall furnish by notice to Sellers and the Partners in writing.

                  After any notice is made hereunder, the party taking such action will use its commercially reasonable efforts to deliver a copy of such notice to the e-mail address of the intended recipients as soon as practical but in no event later than twelve (12) hours after such action has been taken

         Section 9.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Buyer or Parent may, without the prior approval of Seller, grant Liens in respect of its rights and interests hereunder to its lenders (and any agent for the lenders), and the parties hereto consent to any exercise by such lenders (and such agent) of their rights and remedies with respect to such collateral.

         Section 9.6 Governing Law. The Agreement shall be governed by the internal laws of the State of Texas as to all matters, including but not limited to matters of validity, construction, effect and performance.

         Section 9.7 Counterparts. This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signatures need not be on the same page and shall be deemed effective upon receipt. If this Agreement is executed by Buyer, Parent, and Seller, it shall be deemed to be a valid Contract as between and among such signatories notwithstanding that other parties may be named herein.

         Section 9.8 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.9 Entire Agreement. This Agreement, including the schedules and exhibits hereto and the Contracts, documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior Contracts, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no Contracts, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to the transactions contemplated hereby, other than those expressly set forth or referred to herein.

         Section 9.10 Injunctive Relief. The parties hereto agree that in the event of a breach of any provision of this Agreement or a failure by a party to perform in accordance with the specific terms herein, the aggrieved party or parties may be damaged irreparably and without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision without the requirement of a posting of a bond, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         Section 9.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         Section 9.12 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Regulations, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 9.13 Expenses. Buyer and Parent shall bear their own expenses, including without limitation, brokerage or investment banking, accounting, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. Except as provided below, Seller shall bear its own expenses, including without limitation, brokerage or investment banking, accounting and legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. If any legal action or other proceeding relating to this Agreement, the agreements contemplated hereby, the transactions contemplated hereby or thereby or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any party, the prevailing party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorney's fees and expenses) from the party against which such action or proceeding is brought in addition to any other relief to which such prevailing party may be entitled. Notwithstanding the foregoing provisions of this Section 9.13, (a) Parent and Buyer jointly and severally agree to pay up to $10,000 in consideration to the holders of the Industrial Revenue Bonds to obtain their consent to transactions contemplated by this Agreement and up to $25,000 of Seller's reasonable legal fees incurred in obtaining and documenting such consent and (b) Seller and Parent each agree to pay one-half of all amounts payable to the title insurer and surveyors, as the case may be, in respect of the title commitments, copies of survey exceptions, survey charges and the title policies (including premiums and endorsements).

         Section 9.14 No Third Party Beneficiaries. Except as provided in
Article 8, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein express or implied shall be construed to give any Person, other than the parties and such permitted successors and assigns, any legal or equitable rights hereunder.

         Section 9.15 Schedules. All schedules and exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         Section 9.16 No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         Section 9.17 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.18 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE OR EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

         Section 9.19 CONSENT TO JURISDICTION; SERVICE OF PROCESS. BUYER, PARENT AND SELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF HARRIS IN CONNECTION WITH ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED BY SUCH COURTS.

         Section 9.20 EXPRESS NEGLIGENCE. THE INDEMNIFICATION RIGHTS OF A PERSON ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT EXPRESSLY SHALL APPLY REGARDLESS OF WHETHER THE DAMAGES TO BE INDEMNIFIED AGAINST ARISE, OR ARE ALLEGED TO ARISE, FROM SUCH INDEMNIFIED PERSON'S OWN NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), GROSS NEGLIGENCE, NEGLIGENCE PER SE AND/OR STRICT LIABILITY.

                    ***Remainder Intentionally Left Blank***

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.

                                 HEADWATERS INCORPORATED



                                 By:  /s/ Brett A. Hickman
                                    --------------------------------------------
                                    Brett A. Hickman, Vice President, Corporate
                                    Development and Administration

                                 ACM BLOCK & BRICK, LP

                                 By: ACM Block & Brick General, Inc., its
                                     general partner



                                 By: /s/ Brett A. Hickman
                                    --------------------------------------------
                                    Brett A. Hickman, President

                                 SOUTHWEST CONCRETE PRODUCTS, L.P.

                                 By: Southwest Concrete Management Company, LLC,
                                     its general partner


                                 By: /s/ Murphy K. Lents
                                    --------------------------------------------
                                    Murphy K. Lents, Manager




                  [Signature page to Asset Purchase Agreement]

Headwaters will supplementally furnish a copy of omitted schedules to this agreement to the SEC upon request.

Summary of omitted schedules:

1.1(d)  Contracts
1.1(g)  Motor Vehicles
1.1(i)  Owned Real Property
1.1(j)  Bank Accounts; Lockboxes
1.2(a)  Bosnia Assets
1.2(g)  Notes Receivable
5.2(b)  Authorization and Noncontravention
5.4(a)  Financial Statements
5.4(c)  Indebtedness
5.4(d)  Guarantees
5.5     Employees
5.6     Absence of Certain Changes
5.7(a)  Other Contracts
5. 7(b) Breaches
5.7(d)  Outstanding Bids or Proposals
5.9(a)  Title and Related Matters
5.9(c)  Contracts of Sale or Lease
5.10    Litigation
5.11(a) Tax Returns
5.11(b) Tax Claims
5.12(a) Compliance with Laws
5.13(a) ERISA Matters
5.13(f) Employee Leasing Company Benefit Plans
5.14(a) Intellectual Property
5.14(b) Licenses
5.14(c) Liens on Intellectual Property
5.14(d) Claims
5.14(e) Infringement Matters
5.14(f) Other Claims
5.14(g) Contested Proceedings
5.15    Warranties
5.16    Products Liability
5.17    Environmental Matters
5.18    Capital Expenditures
5.19    Affiliated Transactions
5.20    Insurance and Claims
5.21    Accounts Receivable and Inventory
5.22    Brokerage Fees
5.23    Customers and Suppliers
5.24    Permits
5.25    Utilities
5.26    Improper and Other Payments
5.29    Operations of Seller
5.30    Other Tangible Property
5.31(a) Owned Real Property
5.31(b) Title to Owned Real Property
5.31(c) Rights to Acquired Real Property
5.31(d) Landlord Consents
5.31(g) Restricted Use